Exhibit 10.1

Execution Version

FIRST AMENDMENT

FIRST AMENDMENT (this “Amendment”), dated as of October 31, 2025, among FEDEX CORPORATION, a Delaware corporation (the “Borrower”), the other Loan Parties party hereto, the lenders party hereto (the “Lenders”), the issuing banks party hereto (the “Issuing Banks”), and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”).

W I T N E S S E T H :

WHEREAS, reference is hereby made to that certain Three-Year Credit Agreement, dated as of March 15, 2024 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”), by and among the Borrower, the lenders and issuing banks party thereto and the Administrative Agent;

WHEREAS, the Borrower, the Lenders (as defined in the Existing Credit Agreement) and the Administrative Agent originally entered into the Existing Credit Agreement, pursuant to which the Lenders and the Issuing Banks (collectively, the “Lender Parties”) agreed to make certain loans and other extensions of credit to the Borrower;

WHEREAS, the Borrower and the Lender Parties wish to make certain amendments to the Existing Credit Agreement to (i) extend the maturity of the Revolving Credit Facility under the Existing Credit Agreement for an additional one-year, (ii) permit the Freight Separation (as defined in the Amended Credit Agreement referred to below) and (iii) make certain other amendments as described herein;

WHEREAS, in furtherance thereof, each party hereto hereby consents to the modifications to the Existing Credit Agreement as set forth in
Section 2 below (the Existing Credit Agreement, as hereby modified by this Amendment, the “Amended Credit Agreement”).

NOW, THEREFORE, the parties hereto hereby agree as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Amended Credit Agreement and used herein shall have the meanings given to them in the Amended Credit Agreement.

SECTION 2. Amendments. The Borrower, the Lender Parties and the Administrative Agent agree, that effective as of the First Amendment
Effective Date (as defined below):

(a) The Existing Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the single-underlined text (indicated textually in the same manner as the following example: single-underlined text) as set forth in the marked pages of the Existing Credit Agreement attached as Exhibit A hereto.

(b) Schedule 10.14 to the Existing Credit Agreement shall be amended and restated in its entirety as set forth in Exhibit B attached hereto.

SECTION 3. Conditions to Effectiveness. This Amendment shall become effective on and as of the date (the “First Amendment Effective
Date”) upon which the following conditions shall have been satisfied (or waived in accordance with Section 10.01 of the Existing Credit Agreement):

(a) The Administrative Agent (or its counsel) shall have received this Amendment, executed and delivered by a duly authorized officer of the Borrower, each other Loan Party, each Lender, each Issuing Bank and the Administrative Agent;

(b) No Default or Event of Default shall have occurred and be continuing on the First Amendment Effective Date or shall result from the effectiveness of this Amendment;

(c) Immediately before and after giving effect to this Amendment, the representations and warranties of the Borrower set forth in Article IV of the Existing Credit Agreement shall be true and correct in all material respects on and as of the First Amendment Effective Date as though made on and as of such date (except to the extent that any such representation or warranty expressly relates to a specified earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date); provided, that such materiality qualifier shall not be applicable to any representation or warranty that already is qualified or modified by materiality in the text thereof;

(d) The Administrative Agent shall have received a certificate, dated as of the First Amendment Effective Date and signed by a
Responsible Officer of the Borrower certifying as to the accuracy of Sections 3(b) and (c) of this Amendment;

(e) The Lender Parties shall have received a customary written opinion from in-house counsel to the Borrower, in form and substance reasonably satisfactory to the Administrative Agent and its counsel;

(f) The Administrative Agent (or its counsel) shall have received customary documents and certificates relating to the organization, existence and good standing of the Borrower and the Guarantors and the authorization of the Amendment, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel; and

(g) The Borrower shall have paid all fees and all reasonable and documented expenses required to be paid on or before the First Amendment Effective Date (including all fees, charges and disbursements of counsel to the Administrative Agent) to the extent invoiced at least three (3) Business Days (or such shorter period as Borrower may agree) prior to the First Amendment Effective Date.

SECTION 4. Representations and Warranties. On and as of the First Amendment Effective Date, after giving effect to this Amendment, each Loan Party hereby represents and warrants to the Administrative Agent and each Lender Party that this Amendment has been duly authorized by all necessary corporate or other organizational action. This Amendment has been duly executed and delivered by each Loan Party party hereto and constitutes a legal, valid and binding obligation of each Loan Party party hereto, enforceable against such Person in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 5. No Other Amendment or Waivers; Confirmation. This Amendment shall not constitute a novation of any Obligations. Except as expressly provided herein, all of the terms and provisions of the Existing Credit Agreement and the other Loan Documents are and shall remain in full force and effect. The amendments contained herein shall not be construed as an amendment or waiver of any other provision of any of the Loan Documents or for any purpose except as expressly set forth herein or a consent to any further or future action on the part of any Loan Party that would require the waiver or consent of the Administrative Agent or the Lender Parties.

SECTION 6. GOVERNING LAW; WAIVER OF JURY TRIAL.

(a) THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY AGREES AS SET FORTH IN SECTIONS 10.11 AND 10.12 OF THE AMENDED CREDIT AGREEMENT AS IF SUCH SECTIONS WERE SET FORTH IN FULL HEREIN.

(b) THE LOAN PARTIES PARTY HERETO, THE LENDER PARTIES PARTY HERETO AND THE ADMINISTRATIVE AGENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AMENDMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 7. Miscellaneous.

(a) This Amendment may be executed in counterparts in accordance with Section 10.08 of the Existing Credit Agreement (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment and/or any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be.

(b) The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby.

(c) This Amendment shall be a Loan Document for all purposes of the Amended Credit Agreement and the other Loan Documents. From and after the First Amendment Effective Date, each reference in the Existing Credit Agreement to “hereunder,” “hereof,” “this Agreement” or words of like import and each reference in the other Loan Documents to “Credit Agreement,” “thereunder,” “thereof” or words of like import shall, unless the context otherwise requires, mean and be a reference to the Amended Credit Agreement.

(d) This Amendment, the Amended Credit Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.

Agreement.

(e) This Amendment may not be amended, modified or waived except in accordance with Section 10.01 of the Amended Credit

SECTION 8. Severability. Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and the invalidity or unenforceability of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 9. Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

SECTION 10. Loan Party Acknowledgments.

(a) Each Loan Party hereby (i) expressly acknowledges the terms of this Amendment and (ii) ratifies and affirms its obligations under the Loan Documents (including guarantees) to which it is a party and agrees such Loan Documents remain in full force and effect and (iii) further confirms that each Loan Document to which it is a party is and shall continue to be in full force and effect and the same are hereby ratified and confirmed in all respects.

(b) Each Loan Party hereby reaffirms, as of the First Amendment Effective Date, (i) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Amendment and the transactions contemplated thereby, and (ii) its guarantee of payment of the Obligations pursuant to the Guarantee Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

BORROWER:

FEDEX CORPORATION

By: /s/ Benjamin J. Huwer
Name: Benjamin J. Huwer
Title: Staff Vice President and Assistant Treasurer, Corporate Development and Treasury

[Signature Page to First Amendment]

GUARANTORS:

FEDERAL EXPRESS CORPORATION

By: /s/ Benjamin J. Huwer Name: Benjamin J. Huwer Title: Assistant Treasurer

FEDERAL EXPRESS EUROPE, INC.

By: /s/ Jamie M. Pourciaux Name: Jamie M. Pourciaux Title: Assistant Treasurer

FEDERAL EXPRESS HOLDINGS S.A., LLC

By: /s/ Jamie M. Pourciaux Name: Jamie M. Pourciaux Title: Assistant Treasurer

FEDERAL EXPRESS INTERNATIONAL, INC.

By: /s/ Jamie M. Pourciaux Name: Jamie M. Pourciaux Title: Assistant Treasurer

FEDEX FREIGHT, INC.

By: /s/ Benjamin J. Huwer Name: Benjamin J. Huwer Title: Assistant Treasurer

[Signature Page to First Amendment]

FEDEX OFFICE AND PRINT SERVICES, INC.

By: /s/ Benjamin J. Huwer Name: Benjamin J. Huwer Title: Assistant Treasurer

[Signature Page to First Amendment]

JPMORGAN CHASE BANK, N.A., as
Administrative Agent, a Lender and an Issuing Bank

By: /s/ Jackie Castillo Name: Jackie Castillo Title: Vice President

[Signature Page to First Amendment]

BANK OF AMERICA, N.A., as a Lender and an
Issuing Bank

By: /s/ Jason Yakabu Name: Jason Yakabu Title: Director

[Signature Page to First Amendment]

CITIBANK, N.A., as a Lender and an Issuing Bank

By: /s/ Maureen Maroney Name: Maureen Maroney Title: Vice President

[Signature Page to First Amendment]

The Bank of Nova Scotia, as a Lender and an Issuing Bank

By: /s/ Kevin McCarthy Name: Kevin McCarthy Title: Director

[Signature Page to First Amendment]

TRUIST BANK, as a Lender and an Issuing Bank

By: /s/ Chris Hursey Name: Chris Hursey Title: Director

[Signature Page to First Amendment]

Wells Fargo Bank, National Association, as a Lender and an Issuing Bank

By: /s/ Bryan Girouard Name: Bryan Girouard Title: Vice President

[Signature Page to First Amendment]

BNP Paribas, as a Lender

By: /s/ James Goodall Name: James Goodall Title: Managing Director

By: /s/ Louis Moran Name: Louis Moran Title: Director

[Signature Page to First Amendment]

GOLDMAN SACHS BANK USA, as a Lender

By: /s/ Jonathan Dworkin NameJonathan Dworkin Title:Authorized Signatory

[Signature Page to First Amendment]

HSBC Bank USA, National Association, as a Lender

By: /s/ Matthew McLaurin Name: Matthew McLaurin Title: Director

[Signature Page to First Amendment]

ING BANK N.V., Dublin Branch, as a Lender

By: /s/ Robert O’Donoghue Name: Robert O’Donoghue Title: Managing Director

By: /s/ Louise Gough Name: Louise Gough Title: Director

[Signature Page to First Amendment]

MIZUHO BANK, LTD., as a Lender

By: /s/ Donna DeMagistris Name: Donna DeMagistris Title: Managing Director

[Signature Page to First Amendment]

MORGAN STANLEY BANK, N.A., as a Lender

By: /s/ Michael King Name:Michael King
Title: Authorized Signatory

[Signature Page to First Amendment]

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/ Madison Taylor
Name: Madison Taylor
Title: Assistant Vice President

[Signature Page to First Amendment]

DEUTSCHE BANK AG NEW YORK BRANCH, as a
Lender

By: /s/ Marko Lukin Name: Marko Lukin Title: Vice President

By: /s/ Allison Lugo Name: Allison Lugo Title: Vice President

[Signature Page to First Amendment]

Regions Bank, as a Lender

By: /s/ Christopher J. Brearey
Name: Christopher J. Breary
Title: Managing Director – Diversified Credit
Products

[Signature Page to First Amendment]

Sumitomo Mitsui Banking Corporation, as a Lender

By: /s/ Jun Ashley Name: Jun Ashley Title: Director

[Signature Page to First Amendment]

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By: /s/ Nora Golden Name: Nora Golden Title: Vice President

[Signature Page to First Amendment]

KBC Bank N.V., as a Lender

By: /s/ Wesley Eggermont Name: Wesley Eggermont Title: Director

By: /s/ Wei-Chun Wang
Name: Wei-Chung Wang
Title: Managing Director

[Signature Page to First Amendment]
Standard Chartered Bank, as a Lender

By: /s/ Ben Wynne-Davies Name: Ben Wynne-Davies Title: Managing Director

[Signature Page to First Amendment]

State Street Bank and Trust Company, as a Lender

By: /s/ Terry Whelan Name: Terry Whelan Title: Vice President

[Signature Page to First Amendment]

First Horizon Bank, as a Lender

By: /s/ Patrick Wredling Name: Patrick Wredling Title: Senior Vice President

[Signature Page to First Amendment]

The Toronto-Dominion Bank, New York Branch, as a
Lender

By: /s/ David Perlman
Name: David Perlman
Title: Authorized Signatory

[Signature Page to First Amendment]

Exhibit A

Amended Credit Agreement

[Attached]

~~EXECUTION VERSION~~Conformed Copy through the First Amendment

$1,750,000,000

THREE-YEAR CREDIT AGREEMENT Dated as of
March 15, 2024

Among

FEDEX CORPORATION, as Borrower,

BANK OF AMERICA, N.A., as Syndication Agent,

CITIBANK, N.A.,
THE BANK OF NOVA SCOTIA,
WELLS FARGO BANK, NATIONAL ASSOCIATION
and
TRUIST BANK,
as Documentation Agents,

The Several Lenders Party Hereto, And
JPMORGAN CHASE BANK, N.A., as Administrative Agent

JPMORGAN CHASE BANK, N.A., BOFA SECURITIES, INC., CITIBANK, N.A., THE BANK OF NOVA SCOTIA, WELLS FARGO SECURITIES, LLC and TRUIST SECURITIES, INC.,
as Joint Lead Arrangers and Joint Bookrunners

TABLE OF CONTENTS

ARTICLE I DEFINITIONS     1

SECTION 1.01.	Defined Terms	1
SECTION 1.02.	Classification of Loans and Borrowings	~~27~~30
SECTION 1.03.	Terms Generally	~~28~~30
SECTION 1.04.	Accounting Terms; GAAP	~~28~~30
SECTION 1.05.	Currency Conversion and Fluctuations	~~28~~30
SECTION 1.06.	Interest Rates; Benchmark Notification	~~29~~31
SECTION 1.07.	Termination of the Existing Three-Year Credit Agreement	~~29~~31
SECTION 1.08.	Letter of Credit Amounts	~~29~~32
ARTICLE II THE CREDITS ~~30~~32
SECTION 2.01.	Commitments	~~30~~32
SECTION 2.02.	Loans and Borrowings	~~30~~32
SECTION 2.03.	Requests for Borrowings	~~31~~33
SECTION 2.04.	Funding of Borrowings	~~31~~34
SECTION 2.05.	Interest Elections	~~32~~34
SECTION 2.06.	Termination and Reduction of Commitments	~~34~~36
SECTION 2.07.	Repayment of Loans; Evidence of Debt	~~34~~36
SECTION 2.08.	Prepayment of Loans	~~35~~37
SECTION 2.09.	Fees	~~35~~37
SECTION 2.10.	Interest	~~36~~38
SECTION 2.11.	Alternate Rate of Interest	~~36~~39
SECTION 2.12.	Increased Costs; Illegality	~~39~~42
SECTION 2.13.	Break Funding Payments	~~41~~44
SECTION 2.14.	Taxes	~~42~~44
SECTION 2.15.	Payments Generally; Pro Rata Treatment; Sharing of Set-offs	~~45~~47
SECTION 2.16.	Defaulting Lenders	~~46~~49
SECTION 2.17.	Mitigation Obligations; Replacement of Lenders	~~48~~50
SECTION 2.18.	Commitment Increases	~~49~~51
SECTION 2.19.	Extension of Maturity Date	~~49~~52
ARTICLE III LETTERS OF CREDIT ~~51~~53
SECTION 3.01.	L/C Commitment	~~51~~53
SECTION 3.02.	Procedure for Issuance of Letter of Credit	~~51~~54
SECTION 3.03.	Fees and Other Charges	~~52~~54
SECTION 3.04.	L/C Participations	~~52~~54
SECTION 3.05.	Reimbursement Obligation of the Borrower	~~53~~55
SECTION 3.06.	Obligations Absolute	~~53~~55
SECTION 3.07.	Letter of Credit Payments	~~54~~56
SECTION 3.08.	Applications	~~54~~56
SECTION 3.09.	Cash Collateralization	~~54~~56
SECTION 3.10.	Currency Adjustments	~~54~~57
SECTION 3.11.	Existing Letters of Credit	~~55~~57
SECTION 3.12.	Replacement and Resignation of an Issuing Bank	~~55~~57
ARTICLE IV REPRESENTATIONS AND WARRANTIES ~~55~~57
SECTION 4.01.	Organization; Powers	~~55~~57
SECTION 4.02.	Authorization; Enforceability	~~55~~58
SECTION 4.03.	Governmental Approvals; No Conflicts	~~55~~58
SECTION 4.04.	Financial Statements	~~56~~58
SECTION 4.05.	Taxes	~~56~~58
SECTION 4.06.	Litigation and Environmental Matters	~~56~~58
i

SECTION 4.07.	Subsidiaries	~~56~~59
SECTION 4.08.	ERISA	~~57~~59
SECTION 4.09.	Compliance with Laws and Agreements	~~57~~59
SECTION 4.10.	Properties; Liens	~~57~~59
SECTION 4.11.	Investment Company Status	~~57~~59
SECTION 4.12.	Anti-Corruption Laws and Sanctions	~~57~~59
SECTION 4.13.	Patriot Act Compliance	~~57~~60
SECTION 4.14.	Affected Financial Institutions	~~57~~60
ARTICLE V CONDITIONS ~~58~~60
SECTION 5.01.	Effective Date	~~58~~60
SECTION 5.02.	Each Credit Event	~~59~~61
ARTICLE VI AFFIRMATIVE COVENANTS ~~59~~61
SECTION 6.01.	Financial Statements and Other Information	~~59~~61
SECTION 6.02.	Use of Proceeds	~~60~~62
SECTION 6.03.	Notice of Material Events	~~60~~63
SECTION 6.04.	Existence; Conduct of Business	~~60~~63
SECTION 6.05.	Payment of Taxes	~~61~~63
SECTION 6.06.	Compliance with Laws	~~61~~63
SECTION 6.07.	Maintenance of Properties; Insurance	~~61~~63
SECTION 6.08.	Books and Records; Inspection Rights	~~61~~63
SECTION 6.09.	Leverage	~~61~~64
ARTICLE VII NEGATIVE COVENANTS ~~62~~64
SECTION 7.01.	Liens	~~62~~64
SECTION 7.02.	Merger and Consolidation	~~64~~66
SECTION 7.03.	[Reserved]	~~65~~67
SECTION 7.04.	[Reserved]	~~65~~67
SECTION 7.05.	Use of Proceeds	~~65~~67
SECTION 7.06.	Freight Separation	67
ARTICLE VIII EVENTS OF DEFAULT     ~~65~~68

ARTICLE IX THE AGENTS     ~~67~~71

SECTION 9.01.	Appointment	~~67~~71
SECTION 9.02.	Delegation of Duties	~~68~~71
SECTION 9.03.	Exculpatory Provisions	~~68~~71
SECTION 9.04.	Reliance by Administrative Agent	~~68~~71
SECTION 9.05.	Notice of Default	~~68~~72
SECTION 9.06.	Acknowledgements of Lenders and Issuing Banks	~~69~~72
SECTION 9.07.	Indemnification	~~70~~74
SECTION 9.08.	Agent in Its Individual Capacity	~~71~~74
SECTION 9.09.	Successor Administrative Agent	~~71~~74
SECTION 9.10.	Documentation Agents and Syndication Agent	~~71~~75
SECTION 9.11.	Certain ERISA Matters	~~71~~75
SECTION 9.12.	Borrower Communications	~~73~~76
SECTION 9.13.	Posting of Communications	~~74~~77
ARTICLE X MISCELLANEOUS     ~~75~~78

SECTION 10.01.	Amendments and Waivers	~~75~~78
SECTION 10.02.	Notices	~~76~~80
SECTION 10.03.	No Waiver; Cumulative Remedies	~~77~~80
SECTION 10.04.	Survival of Representations and Warranties	~~77~~81
SECTION 10.05.	Payment of Expenses and Taxes; Indemnity; Limitation of Liability; Etc.	~~78~~81
SECTION 10.06.	Successors and Assigns; Participations and Assignments	~~79~~82

SECTION 10.07.	Adjustments; Set-off	~~82~~85
SECTION 10.08.	Counterparts	~~82~~85
SECTION 10.09.	Severability	~~82~~86
SECTION 10.10.	Integration	~~82~~86
SECTION 10.11.	Governing Law	~~83~~86
SECTION 10.12.	Submission To Jurisdiction; Waivers	~~83~~86
SECTION 10.13.	Acknowledgements	~~83~~87
SECTION 10.14.	Guarantors	~~84~~87
SECTION 10.15.	Confidentiality	~~84~~88
SECTION 10.16.	WAIVERS OF JURY TRIAL	~~85~~88
SECTION 10.17.	Interest Rate Limitation	~~85~~89
SECTION 10.18.	Headings	~~85~~89
SECTION 10.19.	USA Patriot Act; Beneficial Ownership Regulation	~~86~~89
SECTION 10.20.	Judgment Currency	~~86~~89
SECTION 10.21.	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~86~~90

SCHEDULES: Schedule 2.01	–	Lenders and Commitments
Schedule 3.01 Schedule 4.06 Schedule 4.07 Schedule 10.14	– – – –	Existing Letters of Credit Disclosed Matters Significant Subsidiaries ~~Initial~~ Subsidiary Guarantors
EXHIBITS:
Exhibit A Exhibit B Exhibit C Exhibit D Exhibit E Exhibits F-1 to F-4	– – – – – –	Form of Borrowing Request Form of Interest Election Request Form of Guarantee Agreement Form of Opinion of Borrower’s Counsel Form of Assignment and Acceptance Forms of Exemption Certificate
Exhibit G-1 Exhibit G-2 Exhibit G-3 Exhibit H	– – – –	Form of Increased Facility Activation Notice Form of Increasing Lender Supplement Form of New Lender Supplement Form of Compliance Certificate

THREE-YEAR CREDIT AGREEMENT, dated as of March 15, 2024 (this “Agreement”), among FEDEX CORPORATION (the “Borrower”), the several banks and other financial institutions from time to time party hereto (the “Lenders”) and JPMORGAN CHASE BANK, N.A., as Administrative Agent.

The parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate. All ABR Loans shall be denominated in Dollars.

“Acquisition” means any transaction or series of related transactions (excluding any transaction or series of related transactions solely among the Borrower and/or one or more of its Subsidiaries) for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of all or substantially all of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person; provided that the Borrower or a Subsidiary is the surviving entity.

“Additional Lender” has the meaning assigned to such term in Section 2.19(d).

~~“Adjusted Daily Simple RFR” means, (i) with respect to any RFR Borrowing denominated in Pounds Sterling, an interest rate per annum equal to (a) the Daily Simple RFR for Pounds Sterling, plus (b) 0.0326 % and (ii) with respect to any RFR Borrowing denominated in Dollars, an interest rate per annum equal to Adjusted Daily Simple SOFR; provided that if the Adjusted Daily Simple RFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.~~
~~“Adjusted Daily Simple SOFR” means, with respect to any Daily Simple SOFR Borrowing, an interest rate per annum equal to (a) the~~
~~Daily Simple SOFR, plus (b) 0.10%.~~

“Adjusted EURIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Euros for any Interest Period, an interest rate per annum equal to (a) the EURIBOR Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that if the Adjusted EURIBOR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

~~“Adjusted Term SOFR Rate” means, with respect to any Term Benchmark Borrowing denominated in Dollars for any Interest Period, an interest rate per annum equal to (a) the Term SOFR Rate for such Interest Period, plus (b) 0.10%; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.~~

“Administrative Agent” means JPMorgan Chase Bank, N.A., together with its Affiliates, as the administrative agent for the Lenders hereunder, together with any of its successors.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agents” means, collectively, the Syndication Agent, the Documentation Agents and the Administrative Agent.

“Aggregate Exposure” means, with respect to any Lender at any time, an amount equal to (a) until the Effective Date, the amount of such Lender’s Commitments at such time and (b) thereafter, such Lender’s Commitment then in effect or, if the Commitments have been terminated, the amount of such Lender’s Loans and L/C Exposure (and, in the case of Foreign Currency Loans and Foreign Currency Letters of Credit, the Dollar Equivalent of such Lender’s Foreign Currency Loans and L/C Exposure with respect to Foreign Currency Letters of Credit) then outstanding; provided that, in the case of Section 2.16, when a Defaulting Lender shall exist, any such Defaulting Lender’s Commitment shall be disregarded in the calculation.

“Aggregate Exposure Percentage” means, with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s
Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time. “Agreed Currencies” means Dollars and each Alternative Currency.
“Agreement” means this Three-Year Credit Agreement, as amended, supplemented or otherwise modified from time to time.

“Agreement Value” means, for each Hedge Agreement, on any date of determination, an amount determined by the Borrower in the exercise of its reasonable business judgment equal to the amount, if any, that would be payable (giving effect to any netting agreements) by the Borrower or any of its Subsidiaries to its counterparty pursuant to such Hedge Agreement in accordance with its terms as if (a) such Hedge Agreement was being terminated early on such date of determination, (b) the Borrower or such Subsidiary was the sole “Affected Party” and (c) the Borrower was the sole party determining such payment amount pursuant to the provisions of the ISDA Master Agreement or other agreement, if any, governing such Hedge Agreement.

“Alternate Base Rate” means, for any day, a rate per annum equal to the highest of (a) the Prime Rate in effect on such day, (b) the New York Fed Bank Rate in effect on such day plus 1⁄2 of 1% and (c) the ~~Adjusted~~ Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1%; provided that for the purpose of this definition, the ~~Adjusted~~ Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the New York Fed Bank Rate or the ~~Adjusted~~ Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the New York Fed Bank Rate or the ~~Adjusted~~ Term SOFR

Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.11 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.11(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.

“Alternative Currency” means Pounds Sterling and Euros.

amended.

“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977, as amended, and the UK Bribery Act 2010, as

“Applicable Rate” means, for any day with respect to (a) any Term Benchmark Loan denominated in any currency, a rate per annum equal to the applicable rate per annum set forth in the Pricing Grid under the caption “Applicable Rate (Term Benchmark Loan)” based upon the ratings by Moody’s and S&P, respectively, applicable on such date to the Index Debt, (b) any RFR Loan denominated in any currency, a rate per annum equal to the applicable rate per annum set forth in the Pricing Grid under the caption “Applicable Rate (RFR Loan)” based upon the ratings by Moody’s and S&P, respectively, applicable on such date to the Index Debt, (c) any ABR Loan, a rate per annum equal to the applicable rate per annum set forth in the Pricing Grid under the caption “Applicable Rate (ABR Loan)” based upon the ratings by Moody’s and S&P, respectively, applicable on such date to the Index Debt, or (d) commitment fees payable hereunder, the applicable rate per annum set forth in the Pricing Grid under the caption “Commitment Fee Rate” based upon the ratings by Moody’s and S&P, respectively, applicable on such date to the Index Debt.

“Application” means an application, as required by the relevant Issuing Bank and using such Issuing Bank’s standard form, requesting such Issuing Bank to open a Letter of Credit.

“Approved Borrower Portal” has the meaning assigned to it in Section 9.12~~(a)~~. “Approved Electronic Platform” has the meaning assigned to it in Section 9.13(a). “Assignee” has the meaning assigned to such term in Section 10.06(c).
“Assignment and Acceptance” means an assignment and acceptance entered into by a Lender and an Assignee (with the consent of any party whose consent is required by Section 10.06), and accepted by the Administrative Agent, in the form of Exhibit E.

“Assignor” has the meaning assigned to such term in Section 10.06(c).

“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Agreed Currency, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause (e) of Section 2.11.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Benchmark” means, initially, with respect to any (i) RFR Loan in any Alternative Currency, the applicable Relevant Rate for such Alternative Currency or (ii) Term Benchmark Loan, the Relevant Rate for such Agreed Currency; provided that if a Benchmark Transition Event, and the related Benchmark Replacement Date have occurred with respect to the applicable Relevant Rate or the then-current Benchmark for such Agreed Currency, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) of Section 2.11.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date; provided that, in the case of any Loan denominated in an Alternative Currency, “Benchmark Replacement” shall mean the alternative set forth in (2) below:

(1) in the case of any Loan denominated in Dollars, the ~~Adjusted~~ Daily Simple SOFR;

(2) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for syndicated credit facilities denominated in the applicable Agreed Currency at such time in the United States and (b) the related Benchmark Replacement Adjustment;

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark
Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Agreed Currency at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Revolving Loan denominated in Dollars, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “RFR Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides in its reasonable discretion, in consultation with the Borrower, may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if such Benchmark (or component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the U.S. Federal Reserve Board, the New York Fed, the CME Term SOFR Administrator, the central bank for the Agreed Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component thereof), in each case which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced such then- current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.11 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document pursuant to Section 2.11.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code, or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”

“Benefitted Lender” has the meaning assigned to such term in Section 10.07(a).
“Board” means the Board of Governors of the Federal Reserve System of the United States of America. “Borrower” means FedEx Corporation, a Delaware corporation.

“Borrower Communications” has the meaning assigned to such term in Section 9.12.

“Borrowing” means Loans of the same Type, made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03.

“Business Day” means, any day (other than a Saturday or a Sunday) on which banks are open for business in New York City; provided that, (a) in relation to Loans denominated in Sterling, any day (other than a Saturday or a Sunday) on which banks are open for business in London, (b) in relation to Loans denominated in Euros and in relation to the calculation or computation of EURIBOR, any day which is a TARGET Day, (c) in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings in the applicable Agreed Currency of such RFR Loan, any such day that is only an RFR Business Day and (d) in relation to Loans referencing the ~~Adjusted~~ Term SOFR Rate and any interest rate settings, fundings, disbursements, settlements or payments of any Loans referencing the ~~Adjusted~~ Term SOFR Rate or any other dealings of such Loans referencing the ~~Adjusted~~ Term SOFR Rate, any such day that is a U.S. Government Securities Business Day.

“CBR Loan” means a Loan that bears interest at a rate determined by reference to the Central Bank Rate. “CBR Spread” means the Applicable Rate, applicable to such Loan that is replaced by a CBR Loan.
“Central Bank Rate” means, the greater of (A) the sum of (i) for any Loan denominated in (a) Pounds Sterling, the Bank of England (or any successor thereto)’s “Bank Rate” as published by the Bank of England (or any successor thereto) from time to time, (b) Euro, one of the following three rates as may be selected by the Administrative Agent in its reasonable discretion: (1) the fixed rate for the main refinancing operations of the European Central Bank (or any successor thereto), or, if that rate is not published, the minimum bid rate for the main refinancing operations of the European Central Bank (or any successor thereto), each as published by the European Central Bank (or any successor thereto) from time to time, (2) the rate for the marginal lending facility of the European Central Bank (or any successor thereto), as published by the European Central Bank (or any successor thereto) from time to time or (3) the rate for the deposit facility of the central banking system of the Participating Member States, as published by the European Central Bank (or any successor thereto) from time to time and (c) any other Alternative Currency determined after the Effective Date, a central bank rate as determined by the Administrative Agent in its reasonable discretion and (ii) the applicable Central Bank Rate Adjustment; and
(B) the Floor.

“Central Bank Rate Adjustment” means, for any day, for any Loan denominated in (a) Euro, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of the Adjusted EURIBOR Rate for the five most recent Business Days preceding such day for which the EURIBOR Screen Rate was available (excluding, from such averaging, the highest and the lowest Adjusted EURIBOR Rate applicable during such period of five Business Days) minus (ii) the Central Bank Rate in respect of Euro in effect on the last Business Day in such period, (b) Pounds Sterling, a rate equal to the difference (which may be a positive or negative value or zero) of (i) the average of ~~Adjusted~~ Daily Simple RFR for Pounds Sterling Borrowings for the five most recent RFR Business Days preceding such day for which SONIA was available (excluding, from such averaging, the highest and the lowest such ~~Adjusted~~ Daily Simple RFR applicable during such period of five RFR Business Days) minus (ii) the Central Bank Rate in respect of Pounds Sterling in effect on the last RFR Business Day in such period and (c) any other

Alternative Currency determined after the Effective Date, a Central Bank Rate Adjustment as determined by the Administrative Agent in its reasonable discretion. For purposes of this definition, (x) the term Central Bank Rate shall be determined disregarding clause (B) of the definition of such term and (y) the EURIBOR Rate on any day shall be based on the EURIBOR Screen Rate on such day at approximately the time referred to in the definition of such term for deposits in the applicable Agreed Currency for a maturity of one month.

“Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or Issuing Bank (or, for purposes of Section 2.12(b), by any lending office of such Lender or by such Lender’s or Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement. Notwithstanding anything herein to the contrary (solely for the purposes of Sections 2.12(a), 2.12(b) and 2.12(g)), (i) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or by United States or foreign regulatory authorities, in each case pursuant to Basel III, and (ii) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof, shall in each case be deemed to be a Change in Law, regardless of the date enacted, adopted, issued or implemented.

“Change of Control” means any of the following: (a) any “person” (as such term is used in Sections 13(d) and 14 of the Securities Exchange Act of 1934, as amended), other than (1) the Borrower, (2) any Subsidiary, (3) any employee benefit plan (or a trust forming a part thereof) maintained by the Borrower or any Subsidiary, or (4) any underwriter temporarily holding securities of the Borrower pursuant to an offering of such securities becoming the “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of securities of the Borrower representing ~~30~~40% or more of the Borrower’s then outstanding Voting Stock; or (b) directors who, as of the date of this Agreement, constitute the Board of Directors of the Borrower (the “Incumbent Board”) ceasing to constitute at least a majority of the Board of Directors of the Borrower (or, in the event of any merger, consolidation or reorganization the principal purpose of which is to change the Borrower’s state of incorporation, form a holding company or effect a similar reorganization as to form, the board of directors of such surviving company or its ultimate parent company), p rovided, however, that any individual becoming a member of the Board of Directors of the Borrower subsequent to the date of this Agreement whose election, or nomination for election by the Borrower’s stockholders, was approved by a vote of a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board.

“Charges” has the meaning assigned to such term in Section 10.17.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term
Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Commitment” means, with respect to any Lender, the obligation of such Lender, if any, to make Loans and participate in Letters of Credit hereunder, in an amount not to exceed the amount set forth under the heading “Commitment” opposite such Lender’s name on Schedule 2.01(a) (as may be increased pursuant to Section 2.18) or in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The aggregate original amount of the Commitments on the Effective Date is $1,750,000,000.

“Communications” has the meaning assigned to such term in Section 9.13.

“Conduit Lender” means any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument; p rovided, that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender, and p rovided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Section 2.12, 2.13, 2.14, 2.15 or 10.05 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender, or (b) be deemed to have any Commitment.

“Consolidated Adjusted Total Assets” means, at any date as of which the amount thereof is to be determined, (a) the aggregate amount set forth as the assets of the Borrower and the consolidated Subsidiaries on a consolidated balance sheet of the Borrower and the consolidated Subsidiaries prepared as of such date in accordance with GAAP, minus (b) the aggregate book value as of such date of determination of all assets of the Borrower or any consolidated Subsidiary subject on such date of determination to a Lien permitted by Section 7.01(j).

“Consolidated EBITDA” means, for any period, Consolidated Operating Income for such period plus, without duplication and (except for amounts included in clauses (g) and (h) below) to the extent reducing such Consolidated Operating Income for such period, the sum of (a) depreciation and amortization expense, (b) amortization of intangibles (including, but not limited to, goodwill), (c) all non-cash pension expenses and losses, including, but not limited to, pension service costs, (d) non-cash asset impairment charges related to long-lived assets (including intangible asset impairment charges), (e) expenses related to business optimization and restructuring ~~and~~, (f) transaction costs, fees and expenses related to the Freight Separation, (g) synergies and cost savings of the Borrower and its Subsidiaries related to operational changes, restructuring, reorganizations, operating expense reductions, operating improvements and similar restructuring initiatives relating to an Acquisition (it being understood any such increases pursuant to this clause (fg) shall only be available subject to the consummation of such Acquisition and not in contemplation thereof), in each case, that are set forth in a certificate of a Responsible Officer of the Borrower and are factually supportable (in the good faith determination of the Borrower, as certified in the applicable certificate) and are reasonably anticipated by the Borrower in good faith to be realized within 24 months following ~~the completion~~consummation of such Acquisition (in each case calculated for the applicable period on a pro forma basis as if the synergies and cost savings with respect to such period had been realized on the first day of such period, and net of the amount of actual benefits realized during such period from such actions to the extent already included in Consolidated Operating Income for such period) and (h) synergies and cost savings of the Borrower and its Subsidiaries related to operational changes, restructuring, reorganizations, operating expense reductions, operating improvements and similar restructuring initiatives relating to the Freight Separation (it being understood any such increases pursuant to this clause (h) shall only be available subject to the Consummation of the Freight Separation and not in contemplation thereof), in each case, that are set forth in a certificate of a Responsible Officer of the Borrower and are factually supportable (in the good faith determination of the Borrower, as certified in the applicable certificate) and are reasonably anticipated by the Borrower in good faith to be realized within 24 months following Consummation of the Freight Separation (in each case calculated for the applicable period on a pro forma basis as if the cost synergies and cost savings with respect to such period had been realized on the first day of such period, and net of the amount of actual benefits realized during such period from such actions to the extent already included in Consolidated Operating Income for such period), and minus, without duplication, to the extent included in such Consolidated Operating Income for such period, non-cash periodic mark-to-market credits related to pension gains, all as determined on a consolidated basis; p rovided that the aggregate amount added back (I) pursuant to clauses (e) and (fg) above shall not exceed 10% of Consolidated EBITDA (calculated after giving effect to any such addback and such cap and all other permitted addbacks and adjustments) in any period. or (II) pursuant to clauses (f) and (h) above shall not exceed $600,000,000 in the aggregate after the First Amendment Effective Date (or, to the extent the Borrower identifies amounts that would qualify as an add back pursuant to clause (f) or (h) but for the cap in this clause (II), the cap in this clause (II) shall instead be an amount that is 10% greater than the cap set forth above.

“Consolidated Operating Income” means, for any period, the consolidated operating income (or loss) of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP; p rovided that there shall be excluded the income (or deficit) of any Person (other than a Subsidiary of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Subsidiary in the form of dividends or similar distributions.

“Consolidated Total Debt” means, as of any date with respect to the Borrower and its Subsidiaries, (a) all ~~liabilities~~Indebtedness of the Borrower and its Subsidiaries ~~outstanding on~~calculated on a consolidated basis as of such date ~~which would~~ in accordance with GAAP ~~be classified as short-term or long-term debt (including the current portion of long-term debt) of the Borrower and its Subsidiaries (including, without limitation, finance lease obligations) on a~~, but excluding (i) obligations to pay the deferred purchase price of services, (ii) any Indebtedness under Hedge Agreements that is not then due, (iii) obligations under securitization financing programs to the extent such obligations would not be required to be included on the consolidated balance sheet of the Borrower and its Subsidiaries ~~as of such date~~in accordance with GAAP and (iv) contingent obligations in respect of undrawn letters of credit, bank guarantees and banker’s acceptances and other similar instruments in respect of obligations not constituting Indebtedness minus (b) Unrestricted Cash in an aggregate amount not to exceed $500,000,000.; provided that, prior to the Consummation of the Freight Separation, any Freight Separation Indebtedness shall be excluded from clause (a) (and, for the avoidance of doubt, the proceeds of any such Freight Separation Indebtedness shall not be included in clause (b) above) to the extent incurred or issued for the purpose of financing, in whole or in part, any distribution to the Borrower in connection with the Freight Separation or any other transaction undertaken in connection with the Freight Separation.

“Consummation of the Freight Separation” means Freight SpinCo ceasing to be a Subsidiary of the Borrower in connection with the
Freight Separation.

“Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses (other than endorsements for collection or deposit in the ordinary course of business), contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the payment obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter or take-or-pay contract. With respect to any Contingent Obligation that is a guarantee, the amount of such Contingent Obligation shall be deemed equal to an amount equal to (x) the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made, (or, if less, the amount of the guaranty if limited in amount) or, (y) if not stated or if indeterminable or unlimited in amount, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as recorded on the balance sheet and on the footnotes to the most recent financial statements of the Borrower required to be furnished pursuant to Section 6.01.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Credit Event” has the meaning assigned to such term in Section 5.02.

“Credit Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Loans and L/C Exposure (and, in the case of Foreign Currency Loans and Foreign Currency Letters of Credit, the Dollar Equivalent of such Lender’s Foreign Currency Loans and L/C Exposure with respect to Foreign Currency Letters of Credit) at such time.

“Current Maturities” means, as of any date with respect to the Long Term Debt of any Person, any portion of such Long Term Debt that would in accordance with GAAP be classified as a current liability of such Person.

“Daily Simple RFR” means, for any day (an “RFR Interest Day”), an interest rate per annum equal to, for any RFR Loan denominated in (i) Pounds Sterling, SONIA for the day that is five (5) RFR Business Days prior to (A) if such RFR Interest Day is an RFR Business Day, such RFR Interest Day or (B) if such RFR Interest Day is not an RFR Business Day, the RFR Business Day immediately preceding such RFR Interest Day and (ii) Dollars, Daily Simple SOFR (following a Benchmark Transition Event and a Benchmark Replacement Date with respect to the Term SOFR Rate);
provided that if the Daily Simple RFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five (5) RFR Business Days prior to (i) if such SOFR Rate Day is an RFR Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not an RFR Business Day, the RFR Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower. If by 5:00 p.m. (New York City time) on the second (2nd) RFR Business Day immediately following any SOFR Determination Date, SOFR in respect of such SOFR Determination Date has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Date will be SOFR as published in respect of the first preceding RFR Business Day for which such SOFR was published on the SOFR Administrator’s Website.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Defaulting Lender” means any Lender that has (a) failed to within three (3) Business Days of the date required hereunder (i) fund any portion of its Loans or (ii) fund any portion of its participations in Letters of Credit, unless, in the case of clause (i) above, such Lender, acting in good faith, notifies the Administrative Agent and the Borrower in writing within three (3) Business Days of the date such Lender was required to fund such portion of its Loans that such failure to fund is the result of such Lender’s reasonable determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) notified the Borrower or the Administrative Agent in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement (unless such writing or public statement (i) relates to such Lender’s obligation to fund a Loan hereunder, (ii) states, in good faith, that such position is based on such Lender’s reasonable determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied and (iii) is issued within three (3) Business Days of the date such Lender was required to fund a portion of its Loans hereunder) or generally under similar agreements in which it has committed to extend credit, (c) failed, within three (3) Business Days after written request by the Administrative Agent (whether acting on its own behalf or at the reasonable request of the Borrower (it being understood that the Administrative Agent shall comply with any such reasonable request)), to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit; p rovided that any such Lender shall cease to be a Defaulting Lender under this clause (c) upon receipt of such confirmation by the Administrative Agent, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three (3) Business Days of the date when due, unless the subject of a good faith dispute, (e) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has a parent company that has become other than via an Undisclosed Administration the subject of a bankruptcy or insolvency proceeding or a Bail-In Action, or has had a receiver, conservator, trustee or custodian appointed for it, or (f) has become the subject of a Bail-In Action. No Lender shall be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in such Lender or a parent company thereof by a Governmental Authority or an instrumentality thereof so long as such ownership does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality thereof) to reject, repudiate, disavow or disaffirm any contracts or agreements with or of such Lender.

“Disclosed Matters” means the actions, suits and proceedings and the environmental matters disclosed in (i) the Borrower’s most recent annual report on Form 10-K or most recent quarterly report on Form 10-Q filed, in each case, prior to the date of this Agreement and only as and to the extent disclosed therein (but excluding any risk factor disclosures contained under the heading “Risk Factors,” any disclosure of risks included in any “forward-looking statements” disclaimer or any other statements that are similarly predictive or forward-looking in nature) or (ii) as otherwise disclosed in Schedule 4.06.
“Dividing Person” has the meaning assigned to it in the definition of “Division”.

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.

“Dollar Equivalent” means, for any amount, at the time of determination thereof, (a) if such amount is expressed in dollars, such amount, (b) if such amount is expressed in an Alternative Currency, the equivalent of such amount in dollars determined by using the rate of exchange for the purchase of dollars with the Alternative Currency last provided (either by publication or otherwise provided to the

Administrative Agent) by Reuters on the Business Day (New York City time) immediately preceding the date of determination or if such service ceases to be available or ceases to provide a rate of exchange for the purchase of dollars with the Alternative Currency, as provided by such other publicly available information service which provides that rate of exchange at such time in place of Reuters chosen by the Administrative Agent in its sole discretion (or if such service ceases to be available or ceases to provide such rate of exchange, the equivalent of such amount in dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion) and (c) if such amount is denominated in any other currency, the equivalent of such amount in dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its sole discretion.

“Dollar Revolving Loans” has the meaning assigned to such term in Section 2.01. “Dollars” or “$” refers to lawful money of the United States of America.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any
EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” means the date on which the conditions specified in Section 5.01 are satisfied (or waived in accordance with
Section 10.01).

“Electronic Signatures” has the meaning assigned to such term in Section 10.08.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority that are in each case relating to pollution or the protection of the environment, the preservation or reclamation of natural resources, the management, storage or release of any Hazardous Material, or to health and safety matters as they relate to Hazardous Materials or natural resources.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) the violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any consent order or consent agreement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means (i) any entity (whether or not incorporated) that, together with any Loan Party, is treated as a single employer under Sections 414(b) or (c) of the Code or, solely for purposes of Sections 302 and 303 of ERISA and Sections 412 and 430 of the Code, is treated as a single employer under Sections 414(m) or (o) of the Code and (ii) any entity (whether or not incorporated) that, together with the Borrower, is under common control within the meaning of Section 4001(a)(14) of ERISA.

“ERISA Event” means (a) a Reportable Event with respect to a Plan; (b) the failure to meet the minimum funding standard of Sections 412 or 430 of the Code or Sections 302 or 303 of ERISA with respect to any Single Employer Plan (whether or not waived in accordance with
Section 412(c) of the Code) or the failure to make by its due date a required installment under Section 430(j) of the Code or Section 303(j) of ERISA with respect to any Single Employer Plan or the failure to make any required payment or contribution to a Multiemployer Plan; (c) the incurrence by any Loan Party or any ERISA Affiliate of any liability under Title IV of ERISA, other than for PBGC premiums; (d) a determination that any Plan is, or is expected to be, in “at risk” status (within the meaning of Section 430 of the Code or Title IV of ERISA); (e) the receipt by any Loan Party or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan or the commencement of proceedings by the PBGC to terminate a Plan; (f) the incurrence by any Loan Party or any ERISA Affiliate of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by any Loan Party or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is insolvent (within the meaning of Section 4245 of ERISA), or in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“EURIBOR Rate” means, with respect to any Term Benchmark Borrowing denominated in Euros and for any Interest Period, the
EURIBOR Screen Rate, two TARGET Days prior to the commencement of such Interest Period.

“EURIBOR Screen Rate” means the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters as published at approximately 11:00 a.m. Brussels time two TARGET Days prior to the commencement of such Interest Period. If such page or service ceases to be available, the Administrative Agent may specify another page or service displaying the relevant rate after consultation with the Borrower.

“Euro” and “€” mean the single currency of Participating Member States introduced in accordance with the provisions of Article 109(1)4 of the Treaty and, in respect of all payments to be made under this Agreement in Euro, means immediately available, freely transferable funds.
“Euro Revolving Loans” has the meaning assigned to such term in Section 2.01. “Event of Default” has the meaning assigned to such term in Article VIII.

“Excluded Taxes” shall mean (i) ~~net income~~ taxes~~, branch profits taxes and franchise taxes (~~ imposed on or measured by net income) (however denominated), branch profit taxes and franchise taxes, in each case, imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document), (ii) Taxes that are attributable to a Lender’s failure to comply with the requirements of Section 2.14(f), (iii) in the case of a Lender, United States federal withholding taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or commitment resulting from any Requirement of Law in effect on the date (a) such Lender becomes a party to this Agreement or otherwise acquires such interest or commitment (other than pursuant to an assignment request by the Borrower under Section 2.17(b)), or (~~a~~b) such Lender changes its lending office, except, in each case, ~~except~~ to the extent that such Lender’s assignor (if any) was entitled, at the time of assignment, or such Lender was entitled immediately before it changed its lending office, to receive additional amounts with respect to such Taxes pursuant to Section 2.14 or (iv) any U.S. federal withholding Taxes imposed under FATCA.

“Existing Five-Year Credit Agreement” means the Second Amended and Restated Five-Year Credit Agreement, dated as of March 16,
2021, among the Borrower, various financial institutions and JPMorgan Chase Bank, N.A., as administrative agent (as amended by the First
Amendment, dated as of March 15, 2022, and as further amended, restated or otherwise modified from time to time prior to the Effective Date). “Existing Letters of Credit” means the letters of credit set forth in Schedule 3.01.
“Existing Maturity Date” has the meaning assigned to such term in Section 2.19(a).

~~“Extended Maturity Date” has the meaning assigned to such term in Section 2.19~~.

“Existing Three-Year Credit Agreement” means the Three-Year Credit Agreement, dated as of March 15, 2022~~,~~ among the Borrower, various financial institutions and JPMorgan Chase Bank, N.A., as administrative agent (as amended, restated or otherwise modified from time to time prior to the Effective Date).

“Extended Maturity Date” has the meaning assigned to such term in Section 2.19(a). “Extending Lender” has the meaning assigned to such term in Section 2.19(b).
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement, and any regulations or official interpretations thereof., any agreements entered into pursuant to Section 1471(b) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Aviation Act” means the Federal Aviation Act of 1958, as amended from time to time.

“Federal Funds Effective Rate” means, for any day, an interest rate per annum equal to the rate calculated by the New York Fed based on such day’s federal funds transactions by depository institutions (as determined in such manner as the New York Fed shall set forth on the Federal Reserve Bank of New York’s Website from time to time) and published on the next succeeding Business Day by the New York Fed as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

source.

“Federal Reserve Bank of New York’s Website” means the website of the New York Fed at http://www.newyorkfed.org, or any successor

“Fee Payment Date” means (a) the last day of March, June, September and December of each year, or, in the case of any Commitment Fee, the fifteenth day after the last day of March, June, September and December of each year, and (b) the date on which the Commitments terminate.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer, staff vice president and assistant treasurer or controller of the Borrower.

“First Amendment” means that certain First Amendment, dated as of October 31, 2025, by and among the Borrower, each other Loan
Party, the Lenders, the Issuing Banks and the Administrative Agent.

“First Amendment Effective Date” has the meaning assigned to such term in the First Amendment.

“Five-Year Credit Agreement” means the Five-Year Credit Agreement, dated as of March 15, 2024, among the Borrower, the lenders from time to time parties thereto and JPMorgan Chase Bank, N.A., as administrative agent, and as further amended, restated or otherwise modified from time to time.

“Flight Equipment” means, individually and collectively, aircraft, aircraft engines, appliances and spare parts, all as defined in the Federal
Aviation Act, and related parts.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the ~~Adjusted~~ Term SOFR Rate, Adjusted EURIBOR Rate, each ~~Adjusted~~ Daily Simple RFR or the Central Bank Rate, as applicable. For the avoidance of doubt the initial Floor for each of ~~Adjusted~~ Term SOFR Rate, Adjusted EURIBOR Rate, each ~~Adjusted~~ Daily Simple RFR or the Central Bank Rate shall be zero.

“Foreign Currency Letter of Credit” means a Letter of Credit denominated in Euros or Pounds Sterling. “Foreign Currency Loans” has the meaning assigned to such term in Section 2.01.
“Foreign Subsidiary” means any Subsidiary of the Borrower that is organized and existing under the laws of any jurisdiction outside of the
United States of America or that is a Foreign Subsidiary Holding Company.

“Foreign Subsidiary Holding Company” means any Subsidiary of the Borrower or its domestic Subsidiaries that has no material assets other than (a) securities of one (1) or more Foreign Subsidiaries, and other assets relating to an ownership interest in any such securities or Subsidiaries, (b) intercompany accounts or loans receivables with Borrower or another Subsidiary of Borrower, and (c) goodwill.

“Freight Business” means the Borrower’s less-than-truckload business substantially as described as a part of the FedEx Freight reportable segment (which may include certain liabilities of the type and nature included in such segment reporting) in the Borrower’s Form 10-K filed with the SEC on July 21, 2025, together with any ancillary, complementary or related assets held by the Borrower or any Subsidiary that are described in the Form 10 relating to such business that will be publicly filed with the SEC (giving effect to any transition services agreements or other agreements entered into in connection with the Freight Separation and described therein) or that are otherwise reasonably necessary to effect the Freight Separation, as determined by the Borrower in good faith.

“Freight Separation” means the disposition of Freight SpinCo in whole or in part in one or more transactions (including, without limitation, pursuant to a split-off, spin off, distribution, dividend, public offering, exchange offer, sale or exchange of stock or assets, assignment, conveyance, transfer, disposition or any combination of the foregoing) to create a new publicly traded company.

“Freight Separation Indebtedness” means any Indebtedness incurred by Freight SpinCo that is (i) incurred in contemplation of the Consummation of the Freight Separation (whether substantially simultaneously with, or in the reasonable judgment of the Borrower, within a reasonable time period prior to Consummation of the Freight Separation) or following the Consummation of the Freight Separation, (ii) following the Consummation of the Freight Separation, not guaranteed, directly or indirectly, by the Borrower or any of its Subsidiaries (other than Freight SpinCo) and (iii) if incurred prior to the Consummation of the Freight Separation, (x) incurred when no Event of Default shall have occurred and be continuing and (y) proceeds shall be held in a segregated account owned by the Borrower or a Subsidiary of the Borrower pending Consummation of the Freight Separation.

“Freight SpinCo” means FedEx Freight, Inc., its subsidiaries and any other Persons that are Subsidiaries of the Borrower prior to Consummation of the Freight Separation and whose assets (and the assets of any of its or their subsidiaries) consist substantially entirely of all or any portion of the Freight Business.

“GAAP” means generally accepted principles of accounting as in effect from time to time in the United States of America. In the event that any “Accounting Change” (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then upon delivery of notice of such Accounting Change from either the Borrower or the Administrative Agent, each of the Borrower and the Administrative Agent agree to enter into negotiations in order to amend such provisions of this Agreement so as to reflect equitably such Accounting Changes with the desired result that the criteria for evaluating the Borrower’s financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as notice of such Accounting Change has been delivered pursuant to the preceding sentence and an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. “Accounting Changes” refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or, if applicable, the SEC.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantee Agreement” means, collectively, the Guarantee Agreement, substantially in the form of Exhibit C attached hereto, to be executed by certain Subsidiaries in accordance with the terms of this Agreement.

“Guarantor” means each Subsidiary that is a party to the Guarantee Agreement.

“Hazardous Materials” means (a) petroleum and petroleum products, byproducts or breakdown products, radioactive materials, asbestos- containing materials, polychlorinated biphenyls and radon gas, and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant (or terms of similar meaning), under any Requirement of Law.

“Hedge Agreement” means any interest rate swap, exchange or cap agreement.

“Increased Facility Activation Notice” means a notice substantially in the form of Exhibit G-1.

“Increased Facility Closing Date” means any Business Day designated as such in an Increased Facility Activation Notice.

“Increasing Lender Supplement” has the meaning assigned to such term in Section 2.18(b).

“Incumbent Board” has the meaning assigned to such term in the definition of “Change of Control.”

“Indebtedness” of a Person means, without duplication, (i) obligations of such Person for borrowed money, (ii) obligations of such Person representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person’s business payable), (iii) Indebtedness of others, whether or not assumed, secured by Liens on any Property now or hereafter owned or acquired by such Person, (iv) obligations of such Person which are evidenced by notes, bonds, debentures, or other similar instruments, (v) net liabilities of such Person under Hedge Agreements, valued at the Agreement Value thereof, (vi) Contingent Obligations of such Person, in respect of Indebtedness of others and
(vii) recourse obligations of such Person ~~created through~~outstanding under asset securitization financing programs. The amount of any Indebtedness under clause (iii) shall (unless such Indebtedness has been assumed by such Person) be deemed to be the lesser of (x) the amount of the relevant Indebtedness secured by such a Lien and (y) the fair market value of such Property securing such Indebtedness, as determined by such Person in good faith.

“Indemnified Liabilities” has the meaning assigned to such term in Section 10.05(a).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning assigned to such term in Section 10.05(a).
“Index Debt” means senior, unsecured, non-credit enhanced long-term debt issued by the Borrower. “Individual L/C Sublimit” has the meaning assigned to such term in the definition of “L/C Sublimit”.

“Information” has the meaning assigned to such term in Section 10.15.
“Initial Extended Maturity Date” has the meaning assigned to such term in Section 2.19(a).

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.05.

“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December, (b) with respect to any RFR Loan, (1) each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and (2) the Maturity Date and (c) with respect to any Term Benchmark Loan, the last day of each Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and the Maturity Date.

“Interest Period” means with respect to any Term Benchmark Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one (1), three (3) or six (6) months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment for any Agreed Currency), as the Borrower may elect; p rovided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day,(ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no tenor that has been removed from this definition pursuant to Section 2.11(e) shall be available for specification in such Borrowing Request or Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“IRS” means the Internal Revenue Service.

“Issuing Bank” means each of JPMorgan Chase Bank, N.A., Bank of America, N.A., The Bank of Nova Scotia, Citibank, N.A., Wells Fargo Bank, National Association, Truist Bank and any other Lender approved by the Administrative Agent and the Borrower that has agreed in its sole discretion to act as an “Issuing Bank” hereunder, or any of their respective affiliates, in each case in its capacity as issuer of any Letter of Credit. Each reference herein to “the Issuing Bank” shall be deemed to be a reference to the relevant Issuing Bank.

“Judgment Currency” has the meaning assigned to such term in Section 10.20(a).

“Judgment Currency Conversion Date” has the meaning assigned to such term in Section 10.20(a).

“L/C Exposure” means, at any time, the total L/C Obligations. The L/C Exposure of any Lender at any time shall be an amount equal to its Aggregate Exposure Percentage of the total L/C Exposure at such time; provided that in the case of Section 2.16 when a Defaulting Lender shall exist, the L/C Exposure of any Lender shall be adjusted to give effect to any reallocation effected pursuant to Section 2.16.

“L/C Obligations” means at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.05.

“L/C Participants” means the collective reference to all the Lenders other than the Issuing Banks.

“L/C Sublimit” means an amount equal to the lesser of (a) $125,000,000 and (b) the remaining outstanding Commitments; provided that, with respect to each Person acting as an Issuing Bank as of the Effective Date, there shall be an individual L/C Sublimit (the “Individual L/C Sublimit”) in an amount not to exceed the amount set forth under the heading “Individual L/C Sublimit” opposite such Issuing Bank’s name on Schedule 2.01(b). The L/C Sublimit is part of, and not in addition to, the Commitments and each Issuing Bank’s Individual L/C Sublimit is part of, and not in addition to such Issuing Bank’s (or its Affiliate’s) Commitments.

“Lender Affiliate” means (a) any Affiliate of any Lender, (b) any Person that is administered or managed by any Lender or any Affiliate of any Lender and that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business, or (c) with respect to any Lender which is a fund that invests in commercial loans and similar extensions of credit, any other fund that invests in commercial loans and similar extensions of credit and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such Lender or investment advisor.

“Lender-Related Person” has the meaning assigned to such term in Section 10.05(b).

“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance. Unless the context otherwise requires, each reference herein to the Lenders shall be deemed to include any Conduit Lender and any Issuing Bank.

“Letters of Credit” has the meaning assigned to such term in Section 3.01(a).

“Liabilities” means any liabilities, losses, claims (including intraparty claims), demands, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind.

“Lien” means any lien (statutory or other), mortgage, pledge, hypothecation, encumbrance or other security interest of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, capital lease or other title retention agreement).

“LLC” means any Person that is a limited liability company under the laws of its jurisdiction of formation. “Loan Documents” means this Agreement, the Guarantee Agreement and the Notes, if any.

“Loan Parties” means the collective reference to the Borrower and each Guarantor.

“Loans” means the Dollar Revolving Loans, Euro Revolving Loans and Sterling Revolving Loans made by the Lenders to the Borrower pursuant to this Agreement.

“Local Time” means (a) with respect to a Loan or Letter of Credit denominated in Dollars, New York City time and (b) with respect to a
Loan or Letter of Credit denominated in Euros or Pounds Sterling, London time.

“Long Term Debt” means, as of any date with respect to any Person, all liabilities of such Person outstanding on such date which would in accordance with GAAP be classified as long term debt of such Person (including, without limitation, finance lease obligations of such Person).

“Margin Stock” has the meaning assigned to such term in Regulation U.

“Material Acquisition” means an Acquisition the aggregate cash consideration for which is equal to or greater than $250,000,000. “Material Adverse Effect” means a material adverse effect on (i) the business, Property, financial condition or results of operations of the
Borrower and its consolidated Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its payment obligations under the Loan Documents, or (iii) the validity or enforceability of any of the Loan Documents to which Borrower or any of the Significant Subsidiaries is a party or the rights or remedies of the Administrative Agent or the Lenders thereunder.

“Material Indebtedness” means Indebtedness (other than the Loans or other Obligations) of any one (1) or more of the Borrower and its consolidated Subsidiaries in an aggregate principal amount exceeding $~~200,000,000~~225,000,000 (or the equivalent thereof in any other currency).

“Maturity Date” means March 15, ~~2027~~2028, or if such date is not a Business Day, the next preceding Business Day, as the same may be extended (in the case of each Lender consenting thereto) pursuant to Section 2.19.

“Maximum Rate” has the meaning assigned to such term in Section 10.17.

“Moody’s” means Moody’s Investors Service, Inc., or, if Moody’s shall cease rating Index Debt of the Borrower and its ratings business with respect to Index Debt of the Borrower shall have been transferred to a successor Person, such successor Person; p rovided, however, that if Moody’s ceases rating securities similar to Index Debt of the Borrower and its ratings business with respect to such securities shall not have been transferred to any successor Person, then “Moody’s” shall mean any other nationally recognized rating agency (other than S&P) selected by the Borrower and reasonably satisfactory to the Administrative Agent that rates any Indebtedness of the Borrower.

“Multiemployer Plan” means a Plan that is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“New Lender Supplement” has the meaning assigned to such term in Section 2.18(b). “New Lenders” has the meaning assigned to such term in Section 2.18(b).
“New York Fed” means the Federal Reserve Bank of New York.

“New York Fed Bank Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “New York Fed Bank Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.
“Non-Extending Lender” has the meaning assigned to such term in Section 2.19(b). “Non-U.S. Lender” has the meaning assigned to such term in Section 2.14(f)(ii)(B).

“Notes” means any promissory notes executed by the Borrower in favor of a Lender party hereto pursuant to Section 2.07(e).

“Obligations” means the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans, the Reimbursement Obligations and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs or expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto).

“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording, filing or similar taxes arising from any payment made hereunder or from the execution, delivery, performance, registration or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in Dollars by U.S.–managed banking offices of depository institutions (as such composite rate shall be determined by the New York Fed as set forth on its public website from time to time) and published on the next succeeding Business Day by the New York Fed as an overnight bank funding rate.

“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the New York Fed Bank Rate and (b) with respect to any amount denominated in an Alternative Currency, an overnight rate determined by the Administrative Agent or the Issuing Banks, as the case may be, in accordance with banking industry rules on interbank compensation.

“Participant” has the meaning assigned to such term in Section 10.06(b). “Participant Register” has the meaning assigned to such term in Section 10.06(b). “Participating Member State” means each state so described in any EMU legislation.
“Patriot Act” means the USA Patriot Act, Title III of Pub. L. 107-56, signed into law on October 26, 2001. “Payment” has the meaning assigned to it in Section 9.06(b)(i).
“Payment Notice” has the meaning assigned to it in Section 9.06(b)(ii).
“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA (or any successor). “Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership,
Governmental Authority or other entity.

“Plan” means at a particular time, any employee benefit plan covered by Section 3(3) of ERISA (including a Single Employer Plan), maintained for employees of any Loan Party or any ERISA Affiliate or any such Plan to which any Loan Party or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Pounds Sterling” or “£” mean the lawful currency of the United Kingdom of Great Britain and Northern Ireland. “Pricing Grid” means as follows:

		Applicable
		Rate
		(Term	Applicable	Applicable
		Benchmark	Rate (RFR	Rate (ABR	Commitment
Level	Index Debt Ratings	Loan)	Loan)	Loan)	Fee Rate
Level 1	≥ A- from S&P or ≥ A3 from Moody’s	0.875%	0.875%	0.00%	0.08%
Level 2	BBB+ from S&P or Baa1 from Moody’s	1.00%	1.00%	0.00%	0.09%
Level 3	BBB from S&P or Baa2 from Moody’s	~~1.25~~1.125%	~~1.25~~1.125%	~~0.25~~0.125%	0.11%
Level 4	BBB- from S&P or Baa3 from Moody’s	~~1.375~~1.25%	~~1.375~~1.25%	~~0.375~~0.25%	0.15%
Level 5	< BBB- from S&P and < Baa3 from Moody’s	~~1.625~~1.50%	~~1.625~~1.50%	~~0.625~~0.50%	0.20%

For purposes of the foregoing, (i) if the ratings established or deemed to have been established by Moody’s and S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody’s or S&P), such change shall be effective as of the third Business Day following the date on which it is first announced by the applicable rating agency; (ii) if the ratings established or deemed to have been established by Moody’s and S&P for the Index Debt shall fall within different Levels, the Applicable Rate shall be based on the higher of the two (2) ratings unless one (1) of the two (2) ratings is two (2) or more Levels lower than the other, in which case the Applicable Rate shall be determined by reference to the Level next below that of the higher of the two (2) ratings; and (iii) if either Moody’s or S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this definition), then such rating agency shall be deemed to have established a rating in Level 5. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s or S&P shall change, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating most recently in effect prior to such change.

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Board (as determined by the Administrative Agent); each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Property” of a Person means any and all property of such Person, whether real, personal, tangible, intangible, or mixed, and other assets owned or leased by such Person, including cash, securities, accounts, and contract rights.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Recipient” means (a) the Administrative Agent, (b) any Lender and (c) any Issuing Bank, as applicable.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting, (2) if such Benchmark is EURIBOR Rate, 11:00 a.m. Brussels time two TARGET Days preceding the date of such setting, (3) if the RFR for such Benchmark is SONIA, then four Business Days prior to such setting, (4) if, following a Benchmark Transition Event and Benchmark Replacement Date with respect to the Term SOFR Rate, the RFR for such Benchmark is Daily Simple SOFR, then four RFR Business Days prior to such setting, or (5) if such Benchmark is none of the Term SOFR Rate, the EURIBOR Rate, SONIA or Daily Simple SOFR, the time determined by the Administrative Agent in its reasonable discretion.

“Register” has the meaning assigned to such term in Section 10.06(d).

“Regulation U” means Regulation U of the Board as from time to time in effect and any successor or other regulation or official interpretation of the Board relating to the extension of credit by banks and/or nonbank lenders other than brokers or dealers that is (i) for the purpose of purchasing or carrying Margin Stock or (ii) secured by Margin Stock, and that is applicable to member banks of the Federal Reserve System and/or nonbank lenders other than brokers or dealers.

“Regulation X” means Regulation X of the Board as from time to time in effect. “Regulatory Authority” has the meaning assigned to such term in Section 10.15.
“Reimbursement Obligation” means the obligation of the Borrower to reimburse the Issuing Banks pursuant to Section 3.05 for amounts drawn under Letters of Credit.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Relevant Governmental Body” means (i) with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Board and/or the New York Fed, or a committee officially endorsed or convened by the Board and/or the New York Fed or, in each case, any successor thereto, (ii) with respect to a Benchmark Replacement in respect of Loans denominated in Pounds Sterling, the Bank of England, or a committee officially endorsed or convened by the Bank of England or, in each case, any successor thereto, and (iii) with respect to a Benchmark Replacement in respect of Loans denominated in Euros, the European Central Bank, or a committee officially endorsed or convened by the European Central Bank or, in each case, any successor thereto.

“Relevant Rate” means (i) with respect to any Term Benchmark Borrowing denominated in Dollars, the ~~Adjusted~~ Term SOFR Rate, (ii) with respect to any Term Benchmark Borrowing denominated in Euros, the Adjusted EURIBOR Rate or (iii) with respect to any Borrowing denominated in Pounds Sterling or Dollars, the applicable ~~Adjusted~~ Daily Simple RFR, as applicable.

“Relevant Screen Rate” means (i) with respect to any Term Benchmark Borrowing denominated in Dollars, the Term SOFR Reference
Rate or (ii) with respect to any Term Benchmark Borrowing denominated in Euros, the EURIBOR Screen Rate.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than those events for which the thirty (30) day notice period has been waived under the applicable regulations.

“Required Lenders” means, at any time, Lenders having Credit Exposures and unused Commitments representing more than fifty percent
(50%) of the sum of the total Credit Exposures and unused Commitments at such time.

“Requirement of Law” means, as to any Person, any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority. “Responsible Officer” means the chief executive officer, the president, any executive or senior vice president or vice president or a
Financial Officer of the Borrower.

“Restricted Margin Stock” means Margin Stock owned by the Borrower or any Subsidiary which represents not more than twenty-five percent (25%) of the aggregate value (determined in accordance with Regulation U), on a consolidated basis, of the Property and assets of the Borrower and the Subsidiaries (other than Margin Stock) that is subject to the provisions of Article VII (including Section 7.01).
“Revaluation Date” shall mean (a) with respect to any Loan denominated in any Alternative Currency, each of the following: (i) the date of the Borrowing of such Loan and (ii) (A) with respect to any Term Benchmark Loan, each date of a conversion into or continuation of such Loan pursuant to the terms of this Agreement and (B) with respect to any RFR Loan, each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month); (b) with respect to any Letter of Credit denominated in an Alternative Currency, each of the following: (i) the date on which such Letter of
Credit is issued, (ii) the first Business Day of each calendar month and (iii) the date of any amendment of such Letter of Credit that has the effect of increasing the face amount thereof; and (c) any additional date as the Administrative Agent may determine at any time when an Event of Default exists.
“RFR” means, for any RFR Loan denominated in (a) Pounds Sterling, SONIA and (b) Dollars, Daily Simple SOFR. “RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing.

“RFR Business Day” means, for any Loan denominated in (a) Pounds Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London, and (b) Dollars, a U.S. Government Securities Business Day.

“RFR Interest Day” has the meaning specified in the definition of “Daily Simple RFR”.

“RFR Loan” means a Loan that bears interest at a rate based on the ~~Adjusted~~ Daily Simple RFR.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., or, if S&P shall cease rating Index Debt of the
Borrower and its ratings business with respect to Index Debt of the Borrower shall have been transferred to a successor Person, such successor Person;
p rovided, however, that if S&P ceases rating securities similar to Index Debt of the Borrower and its ratings business with respect to such securities shall not have been transferred to any successor Person, then “S&P” shall mean any other nationally recognized rating agency (other than Moody’s) selected by the Borrower and reasonably satisfactory to the Administrative Agent that rates any Indebtedness of the Borrower.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the European Union, His Majesty’s Treasury of the United Kingdom, the United Nations Security Council or the Government of Canada or any of its agencies or departments, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

“Sanctions” means all international economic sanctions administered or enforced by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, (b) the European Union or His
Majesty’s Treasury of the United Kingdom, (c) the United Nations Security Council or (d) the Government of Canada or any of its agencies or departments.

“SEC” means the Securities and Exchange Commission or any successor thereto.

“Significant Subsidiary” means any Subsidiary that would meet the definition of “significant subsidiary” contained as of the date hereof in
Regulation S-X of the SEC, excluding, however, any Foreign Subsidiary Holding Company.

“Single Employer Plan” means any Plan that is covered by Title IV of ERISA or Sections 412 or 430 of the Code or Sections 302 or 303 of
ERISA, but that is not a Multiemployer Plan.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding business day.

“SOFR Administrator” means the New York Fed (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the New York Fed’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”. “SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.
“SONIA” means, with respect to any Business Day, a rate per annum equal to the Sterling Overnight Index Average for such Business Day published by the SONIA Administrator on the SONIA Administrator’s Website on the immediately succeeding Business Day.

“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).

“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.

“Specified Guarantors” means Federal Express Corporation, FedEx ~~Ground Package System, Inc., FedEx Freight Corporation, FedEx~~ Freight, Inc.~~, FedEx Corporate Services, Inc.~~, and FedEx Office and Print Services, Inc., and, in each case, any other Person to which any such Specified Guarantor sells, transfers or otherwise disposes of all or substantially all of its assets or into which such Specified Guarantor is merged or consolidated; provided that, on and after Consummation of the Freight Separation, none of Freight SpinCo or any of its subsidiaries shall constitute a Specified Guarantor.

“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject with respect to the Adjusted EURIBOR Rate, for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D) or any other reserve ratio or analogous requirement of any central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Adjusted EURIBOR Rate Loans. Such reserve percentage shall include those imposed pursuant to Regulation D. Term Benchmark Loans for which the associated
Benchmark is adjusted by reference to the Statutory Reserve Rate (per the related definition of such Benchmark) shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Sterling Revolving Loans” has the meaning assigned to such term in Section 2.01.

“subsidiary” of a Person means (i) any corporation or similar business organization more than fifty percent (50%) of the outstanding Voting Stock of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one (1) or more of its subsidiaries or by such Person and one (1) or more of its subsidiaries, or (ii) any partnership, association, joint venture or similar business organization more than fifty percent (50%) of the ownership interests having power to direct the ordinary affairs thereof of which shall at the time be so owned or controlled.

“Subsidiary” means any subsidiary of the Borrower.

“T2” means the real time gross settlement system operated by the Eurosystem, or any successor system.

“TARGET Day” means any day on which T2 (or, if such payment system ceases to be operative, such other payment system (if any)
reasonably determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges, fees, withholdings (including backup withholdings), assessments or similar charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such
Borrowing, are bearing interest at a rate determined by reference to the ~~Adjusted~~ Term SOFR Rate or the Adjusted EURIBOR Rate. “Term SOFR Determination Day” has the meaning assigned to it under the definition of “Term SOFR Reference Rate”.
“Term SOFR Rate” means, with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator; provided that if the Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Total Leverage Ratio” means, at any date of determination, the ratio of (a) Consolidated Total Debt on such day to (b) Consolidated
EBITDA as at the last day of any period of four consecutive fiscal quarters of the Borrower.

“Transactions” means the execution, delivery and performance by each Loan Party of the Loan Documents to which it is a party and the borrowing of Loans by the Borrower.

“Transferee” means any Assignee or Participant.

“Type” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the ~~Adjusted~~ Term SOFR Rate, the Adjusted EURIBOR Rate, the Alternate Base Rate or the ~~Adjusted~~ Daily Simple RFR.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment; p rovided that, if the Unadjusted Benchmark Replacement as so determined would be less than zero, such Unadjusted Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.

“Undisclosed Administration” means in relation to a Lender or a Person that directly or indirectly controls such Lender, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or Person, as the case may be, is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed.

“Unrestricted Cash” means, as at any date of determination, the aggregate amount of cash and cash equivalents of the Borrower and its Subsidiaries included in the cash accounts that would be listed on the consolidated balance sheet of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP and as calculated consistent with the manner disclosed by the Borrower in its annual report on Form 10-K for the fiscal year ended May 31, 2023, to the extent such cash and cash equivalents are not (a) subject to a Lien securing any other Indebtedness or other obligations or (b) classified as “restricted”.
“Unrestricted Margin Stock” means any Margin Stock owned by the Borrower or any Subsidiary which is not Restricted Margin Stock. “U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities
Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“Voting Stock” means all outstanding shares of capital stock of a Person entitled to vote generally in the election of directors. “Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer
Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means the Borrower and the Administrative Agent.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “Term Benchmark Loan” or “RFR Loan”) and Borrowings also may be classified and referred to by Type (e.g., a “Term Benchmark Borrowing” or “RFR Borrowing”).

SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law, rule or regulation herein shall, unless otherwise specified, refer to such law, rule or regulation as amended, modified or supplemented from time to time and
(f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all Property.

SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; p rovided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

SECTION 1.05. Currency Conversion and Fluctuations.

(a) If more than one currency or currency unit are at the same time recognized by the central bank of any country as the lawful currency of that country, then (i) any reference in the Loan Documents to, and any obligations arising under the Loan Documents in, the currency of that country shall be translated into or paid in the currency or currency unit of that country designated by the Administrative Agent and (ii) any translation from one currency or currency unit to another shall be at the official rate of exchange recognized by the central bank for conversion of that currency or currency unit into the other, rounded up or down (to the next 1/16 of 1%) by the Administrative Agent as it deems appropriate.

(b) If a change in any currency of a country occurs, this Agreement shall be amended (and each party hereto agrees to enter into any supplemental agreement necessary to effect any such amendment) to the extent that the Administrative Agent determines such amendment to be necessary to reflect the change in currency and to put the Lenders in the same position, so far as possible, that they would have been in if no change in currency had occurred.

(c) The Administrative Agent or the Issuing Bank, as applicable, shall determine the aggregate amount of the Dollar Equivalents of Term Benchmark Borrowings or RFR Borrowings or Letter of Credit extensions denominated in Alternative Currencies then outstanding (after giving effect to any Loans denominated in Alternative Currencies to be made or repaid on such date). Such Dollar Equivalent shall become effective as of such Revaluation Date and shall be the Dollar Equivalent of such amounts until the next succeeding Revaluation Date to occur. Except for purposes of financial statements delivered by the Borrower hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any Agreed Currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the Issuing Bank, as applicable.

(d) Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Term Benchmark Loan or an RFR Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the Dollar Equivalent of such amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the Issuing Bank, as ~~applicable~~the case may be.

SECTION 1.06. Interest Rates; Benchmark Notification. The interest rate on a Loan denominated in dollars or an Alternative Currency may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.11(b) provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
SECTION 1.07. Termination of the Existing Three-Year Credit Agreement. The parties to this Agreement agree that, on the Effective Date, (i) all amounts payable under the Existing Three-Year Credit Agreement by the Borrower have been paid in full, (ii) all liabilities, obligations and indebtedness owing by the Borrower to the “Lenders” (as defined in the Existing Three-Year Credit

Agreement) under the Existing Three-Year Credit Agreement shall be released, discharged and satisfied in full, (iii) the “Commitments” (as defined in the Existing Three-Year Credit Agreement) under the Existing Three-Year Credit Agreement shall be terminated in full and (iv) all guarantees of the “Obligations” (as defined in the Existing Three-Year Credit Agreement) under each “Loan Document” (as defined in the Existing Three-Year Credit Agreement) created in connection with the Existing Three-Year Credit Agreement shall be automatically terminated and released with no further action. Each Lender party hereto which is also party to the Existing Three-Year Credit Agreement hereby waives compliance by the Borrower with the requirement of three (3) Business Days’ (as defined therein) notice thereunder for the termination of the Commitments (as defined therein) pursuant to Section 2.06~~(b)~~ thereto.

SECTION 1.08. Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit available to be drawn at such time; provided that with respect to any Letter of Credit that, by its terms, provides for one or more automatic increases in the available amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time.

ARTICLE II

THE CREDITS

SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to (i) make revolving credit loans denominated in Dollars (the “Dollar Revolving Loans”), (ii) make revolving credit loans denominated in Euros (the “Euro Revolving Loans”) and
(iii) make revolving credit loans denominated in Pounds Sterling (the “Sterling Revolving Loans”, together with the Euro Revolving Loans, the
“Foreign Currency Loans”) from time to time during the Availability Period in an aggregate principal amount (based on, in the case of Foreign Currency Loans, the Dollar Equivalent of such Foreign Currency Loans) that will not result in (a) such Lender’s Credit Exposure exceeding such Lender’s Commitment, or (b) the sum of the total Credit Exposures exceeding the total Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay, and reborrow Loans.

SECTION 2.02. Loans and Borrowings. (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; p rovided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b) Subject to Section 2.11, each (i) Borrowing of Dollar Revolving Loans shall be comprised entirely of ABR Loans or Term Benchmark Loans and (ii) Borrowing in any other Agreed Currency shall be comprised entirely of Term Benchmark Loans or RFR Loans, as applicable, in each case of the same Agreed Currency, as the Borrower may request in accordance herewith. Notwithstanding anything to the contrary contained herein, each Lender at its option may make any Loan by causing any domestic or foreign branch or Lender Affiliate to make such Loan; p rovided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c) At the commencement of each Interest Period for any Term Benchmark Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of (i) in the case of Borrowings denominated in Dollars, $1,000,000 and not less than $5,000,000, (ii) in the case of Borrowings denominated in Pounds Sterling, £1,000,000 and not less than £5,000,000 and (iii) in the case of Borrowings denominated in Euros,
€1,000,000 and not less than €5,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000; p rovided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments. Borrowings of more than one (1) Type may be outstanding at the same time; p rovided that there shall not at any time be more than a total of fifteen (15) Term Benchmark Borrowings or RFR Borrowings outstanding.

(d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Term Benchmark Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

SECTION 2.03. Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by delivering an irrevocable written Borrowing Request in the form of Exhibit A (a)(i) in the case of a Term Benchmark Borrowing which is a Dollar Revolving Loan, not later than 11:00 a.m., New York City time, at least three (3) U.S. Government Securities Business Days before the date of the proposed Borrowing, (ii) in the case of a Term Benchmark Borrowing which is a Euro Revolving Loan, not later than 11:00 a.m., Local Time, at least three (3) Business Days before the date of the proposed Borrowing and (iii) in the case of an RFR Borrowing which is a Sterling Revolving Loan, not later than 11:00 a.m., New York City time, five (5) RFR Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing; p rovided that each ABR Borrowing shall consist solely of Dollar Revolving Loans. Each such Borrowing Request shall specify the following information in compliance with Section 2.02:

(i) the aggregate amount of the requested Borrowing;

(ii) the date of such Borrowing, which shall be a Business Day;

(iii) the currency of such Borrowing (which shall be Dollars, Euro or Pounds Sterling);

(iv) in the case of a Borrowing to be denominated in Dollars, whether such Borrowing is to be an ABR Borrowing or a Term Benchmark
Borrowing;

(v) in the case of a Term Benchmark Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(vi) the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of
Section 2.04.

If no election as to the currency of a Borrowing is specified, then the requested Revolving Borrowing shall be made in Dollars. If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Term Benchmark Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one (1) month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Notwithstanding the foregoing, in no event shall the Borrower be permitted to request pursuant to this Section 2.03, a CBR Loan or, prior to a Benchmark Transition Event and Benchmark Replacement Date with respect to the Term SOFR Rate, an RFR Loan bearing interest based on Daily Simple SOFR (it being understood and agreed that a Central Bank Rate and Daily Simple SOFR shall only apply to the extent provided in Sections
2.05(e) (solely with respect to the Central Bank Rate), Section 2.11(a) and 2.11(f)), as applicable.

SECTION 2.04. Funding of Borrowings. (a) Each Lender shall make (i) each Dollar Revolving Loan to be made by it hereunder on the proposed date thereof in Dollars solely by wire transfer of immediately available funds by 12:00 noon, New York City time and (ii) each Euro Revolving Loan or Sterling Revolving Loan to be made by it hereunder on the proposed date thereof in Euro or Pounds Sterling, as applicable, solely by wire transfer of immediately available funds by 12:00 noon, London time, in each case, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request.

(b) Unless, prior to the proposed time of any advance of any Borrowing, the Administrative Agent shall have received notice from a
Lender that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, or unless the Administrative Agent has knowledge that a Lender is a Defaulting Lender, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, at a rate equal to the greater of (x) the applicable Overnight Rate and (y) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans, or in the case of Alternative Currencies, in accordance with such market practice, in each case, as applicable; p rovided that, to the extent that the Borrower makes any such payment and the applicable Lender subsequently makes a corresponding payment, then the Borrower shall be entitled (without prejudice to any other rights that the Borrower may have against the applicable Lender) to receive any such payment (with interest) made by such Lender. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.05. Interest Elections. (a) Each Borrowing initially shall be of the Type and Agreed Currency specified in the applicable Borrowing Request and, in the case of a Term Benchmark Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Term Benchmark Borrowing, may elect Interest Periods therefor, all as provided in this Section; p rovided that only Term Benchmark Borrowings which are Dollar Revolving Loans may be converted into an ABR Borrowing. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by delivering an irrevocable written Interest Election Request in the form of Exhibit B by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election.

(c) Each Interest Election Request shall specify the following information in compliance with Section 2.02:

(i) the Agreed Currency and principal amount of Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii) in the case of a Borrowing to be denominated in Dollars, whether the resulting Borrowing is to be an ABR Borrowing or a Term
Benchmark Borrowing; and

(iv) if the resulting Borrowing is a Term Benchmark Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Term Benchmark Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one (1) month’s duration.

Notwithstanding the foregoing, in no event shall the Borrower be permitted to request pursuant to this Section ~~2.08~~2.05(c), a CBR Loan or, prior to a Benchmark Transition Event and Benchmark Replacement Date with respect to the Term SOFR Rate, an RFR Loan bearing interest based on Daily Simple SOFR (it being understood and agreed that a Central Bank Rate and Daily Simple SOFR shall only apply to the extent provided in
Sections 2.05(e) (solely with respect to the Central Bank Rate), 2.11(a) and 2.11(f)), as applicable.

(d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e) If the Borrower fails to deliver a timely Interest Election Request with respect to (i) a Term Benchmark Borrowing which is a Dollar Revolving Loan prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing or (ii) any other Term Benchmark Borrowing in an Alternative Currency, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall automatically be continued as a Term Benchmark Borrowing in its original Agreed Currency and be converted to a Term Benchmark Borrowing with an Interest Period of one (1) month’s duration. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Term Benchmark Borrowing and (ii) unless repaid, (A) each Term

Benchmark Borrowing and each RFR Borrowing, in each case that is a Dollar Revolving Loan shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (B) each other Term Benchmark Borrowing and each other RFR Borrowing, in each case denominated in an Alternative Currency shall bear interest at the Central Bank Rate for the applicable Agreed Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Agreed Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Agreed Currency other than Dollars shall either be (a) converted to an ABR Borrowing denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) at the end of the Interest Period, as applicable, therefor or (b) prepaid at the end of the applicable Interest Period, as applicable, in full; provided that if no election is made by the Borrower by the earlier of (x) the date that is three Business Days after receipt by the Borrower of such notice and (y) the last day of the current Interest Period for the applicable Term Benchmark Loan, the Borrower shall be deemed to have elected clause
(a) above.

SECTION 2.06. Termination and Reduction of Commitments. (a) Unless previously terminated, the Commitments shall terminate on the
Maturity Date.

(b) The Borrower may at any time terminate, or from time to time reduce, the Commitments; p rovided that (i) each reduction of the
Commitments shall be in an amount that is an integral multiple of the Dollar Equivalent of $10,000,000 and not less than the Dollar Equivalent of
$20,000,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.08, the aggregate Credit Exposures of the Lenders would exceed the total Commitments; provided further that if, after giving effect to any reduction of the Commitments, (i) the L/C Sublimit exceeds the amount of Commitments, the L/C Sublimit shall be automatically reduced by the amount of such excess and (ii) if the Individual L/C Sublimit of any Issuing Bank exceeds the Commitments of such Issuing Bank, such Issuing Bank’s Individual L/C Sublimit shall be automatically reduced by the amount of such excess. Except as provided above, the amount of any such Commitment reduction shall not be applied to the L/C Sublimit unless otherwise specified by the Borrower.

(c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; p rovided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

SECTION 2.07. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Administrative
Agent for the account of each Lender the then unpaid principal amount of each Loan in the same currency as the applicable Loan on the Maturity Date.

(b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; p rovided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.06) be represented by one (1) or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

SECTION 2.08. Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part without incurring a prepayment penalty, fee, or other cost (except as otherwise expressly set forth in this Agreement), subject to prior notice in accordance with paragraph (c) of this Section.

(b) If, on any Revaluation Date, the total Credit Exposures (based on the Dollar Equivalent thereof, in the case of Foreign Currency Loans and Foreign Currency Letters of Credit) exceeds 105% of the Commitments, the Borrower shall, on such day, prepay the Loans in an amount equal to the lesser of (x) the amount of such excess and (y) the amount of such Loans.

(c) The Borrower shall notify the Administrative Agent in writing of any prepayment hereunder (i) (x) in the case of prepayment of a Term Benchmark Borrowing denominated in Dollars, not later than 11:00 a.m., New York City time, three (3) Business Days before the date of prepayment, (y) in the case of prepayment of a Term Benchmark Borrowing denominated in Euros, not later than 12:00 p.m., New York City time, three Business Days before the date of prepayment and (z) in the case of prepayment of an RFR Borrowing denominated in Pounds Sterling, not later than 11:00 a.m., New York City time, five (5) RFR Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Borrowing, not later than
11:00 a.m., New York City time, one (1) Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the Type, currency and the principal amount of each Borrowing or portion thereof to be prepaid; p rovided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.06, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.06. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.10 and any amounts due under Section 2.13.

SECTION 2.09. Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Rate on the daily undrawn amount of the Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Commitment terminates. Accrued commitment fees shall be payable in arrears in Dollars on each Fee Payment Date, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of
360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(b) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

(c) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to an Issuing
Bank, in the case of fees payable to it). Fees paid shall not be refundable under any circumstances.

SECTION 2.10. Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at a rate per annum equal to the Alternate
Base Rate plus the Applicable Rate.

(b) The Loans comprising each Term Benchmark Borrowing shall bear interest in the case of a Term Benchmark Loan, at the ~~Adjusted~~ Term SOFR Rate or the Adjusted EURIBOR Rate, as applicable, for the Interest Period in effect for such Borrowing for the relevant currency plus the Applicable Rate.
(c) Each RFR Loan shall bear interest at a rate per annum equal to the applicable ~~Adjusted~~ Daily Simple RFR plus the Applicable Rate. (d) Notwithstanding the foregoing, if any principal of or interest on any Loan, Reimbursement Obligation or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, two percent (2%) plus the rate otherwise applicable to such Loan as provided above, or (ii) in the case of any other amount, two percent (2%) plus the rate applicable to ABR Loans as provided above.

(e) Accrued interest on each Loan shall be payable in arrears in the currency of the applicable Loan on each Interest Payment Date for such Loan; p rovided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, (iii) in the event of any conversion of any Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion, and (iv) all accrued interest shall be payable upon termination of the Commitments.

(f) Interest computed by reference to the Term SOFR Rate or Daily Simple SOFR or the EURIBOR Rate hereunder shall be computed on the basis of a year of 360 days, except that (i) interest computed by reference to the Daily Simple RFR with respect to Pounds Sterling or the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year). In each case interest shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. The applicable Alternate Base Rate, ~~Adjusted Term SOFR Rate,~~ Term SOFR Rate, Adjusted EURIBOR Rate, EURIBOR Rate~~, Adjusted Daily Simple RFR~~ or Daily Simple RFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

SECTION 2.11. Alternate Rate of Interest.

(a) Subject to clauses (b), (c), (d), (e) and (f) of this Section 2.11, if:

(i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the ~~Adjusted Term SOFR Rate, the~~ Term SOFR Rate, the Adjusted EURIBOR Rate or the EURIBOR Rate (including because the Relevant Screen Rate is not available or published on a current basis), for the applicable Agreed Currency and such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable ~~Adjusted~~ Daily Simple RFR for the applicable Agreed Currency; or

(ii) the Administrative Agent is advised by the Required Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the ~~Adjusted~~ Term SOFR Rate or the Adjusted EURIBOR Rate for the applicable Agreed Currency and such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for the applicable Agreed Currency and such Interest Period or (B) at any time, the applicable ~~Adjusted~~ Daily Simple RFR for the applicable Agreed Currency will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for the applicable Agreed Currency;

(b) then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.05 or a new Borrowing Request in accordance with the terms of Section 2.03, (A) for Loans denominated in Dollars, any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Borrowing shall instead be deemed to be an Interest Election Request or a Borrowing Request, as
applicable, for (x) an RFR Borrowing denominated in Dollars so long as the ~~Adjusted~~ Daily Simple RFR for Dollar Borrowings is not also the subject of Section 2.11(a)(i) or (ii) above or (y) an ABR Borrowing if the ~~Adjusted~~ Daily Simple RFR for Dollar Borrowings also is the subject of Section 2.11(a) (i) or (ii) above and (B) for Loans denominated in an Alternative Currency, any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Borrowing or an RFR Borrowing, in each case, for the relevant Benchmark, shall be ineffective; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark
Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 2.11(~~a~~b) with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and
(y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.05 or a new Borrowing Request in accordance with the terms of Section 2.03, (A) for Loans denominated in Dollars, any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing denominated in Dollars so long as the ~~Adjusted~~
Daily Simple RFR for Dollar Borrowings is not also the subject of Section 2.11(a)(i) or (ii) above or (y) an ABR Loan if the ~~Adjusted~~ Daily Simple RFR
for Dollar Borrowings also is the subject of Section 2.11(a)(i) or (ii) above, on such day and (B) for Loans denominated in an Alternative Currency, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan bear interest at the Central Bank Rate for the applicable Alternative Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Alternative Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Alternative Currency shall, at the Borrower’s election prior to such day: (A) be prepaid by the Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in any Alternative Currency shall be deemed to be a Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time and (2) any RFR Loan shall bear interest at the Central Bank Rate for the applicable Alternative Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Alternative Currency cannot be determined, any outstanding affected RFR Loans denominated in any Alternative Currency, at the Borrower’s election, shall either (A) be converted into ABR Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) immediately or (B) be prepaid in full immediately. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” with respect to Dollars for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark (including any related adjustments) for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” with respect to any Agreed Currency for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after
5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders of each affected Type.

(c) Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent, in consultation with the Borrower, will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(d) The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (e) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.11, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.11.

(e) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate or EURIBOR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f) Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for (i) a Term Benchmark Borrowing, conversion to or continuation of Term Benchmark Loans to be made, converted or continued or (ii) a RFR Borrowing or conversion to RFR Loans, during any Benchmark Unavailability Period and, failing that, either (x) the Borrower will be deemed to have converted any request for (1) a Term Benchmark Borrowing or RFR Borrowing, as applicable, denominated in Dollars into a request for a Borrowing of or conversion to (A) solely with respect to any such request for a Term Benchmark Borrowing, an RFR Borrowing denominated in Dollars so long as the ~~Adjusted~~ Daily Simple RFR for Dollar Borrowings is not the subject of a Benchmark Transition Event or (B) an ABR Borrowing if the ~~Adjusted~~ Daily Simple RFR for Dollar Borrowings is the subject of a Benchmark Transition Event or (y) any request relating to a Term Benchmark Borrowing or RFR Borrowing denominated in an Alternative Currency shall be ineffective. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. Furthermore, if any Term Benchmark Loan or RFR Loan in any Agreed Currency is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement for such Agreed Currency is implemented pursuant to this Section 2.11, (A) for Loans denominated in Dollars, any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan be converted by the Administrative Agent to, and shall constitute, (x) an RFR Borrowing denominated in Dollars so long as the
~~Adjusted~~ Daily Simple RFR for Dollar Borrowings is not the subject of a Benchmark Transition Event or (y) an ABR Loan if the ~~Adjusted~~ Daily Simple
RFR for Dollar Borrowings is the subject of a Benchmark Transition Event, on such day and (B) for Loans denominated in an Alternative Currency, (1) any Term Benchmark Loan shall, on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day) bear interest at the Central Bank Rate for the applicable Alternative Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Alternative Currency cannot be determined, any outstanding affected Term Benchmark Loans denominated in any Alternative Currency shall, at the Borrower’s election prior to such day: (A) be prepaid by the Borrower on such day or (B) solely for the purpose of calculating the interest rate applicable to such Term Benchmark Loan, such Term Benchmark Loan denominated in any Alternative Currency shall be deemed to be a Term Benchmark Loan denominated in Dollars and shall accrue interest at the same interest rate applicable to Term Benchmark Loans denominated in Dollars at such time and (2) any RFR Loan shall bear interest at the Central Bank Rate for the applicable Alternative Currency plus the CBR Spread; provided that, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that the Central Bank Rate for the applicable Alternative Currency cannot be determined, any outstanding affected RFR Loans denominated in any Alternative Currency, at the Borrower’s election, shall either (A) be converted into ABR Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) immediately or (B) be prepaid in full immediately.

SECTION 2.12. Increased Costs; Illegality. (a) If any Change in Law shall:

(i) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or Issuing Bank (except any such reserve requirement reflected in the ~~Adjusted~~ Term SOFR Rate or Adjusted EURIBOR Rate, as applicable);

(ii) impose on any Lender or Issuing Bank or the applicable offshore interbank market for the applicable Agreed Currency any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or

(iii) subject any Recipient to any Tax (except for (1) Indemnified Taxes, (2) Taxes described in clauses (ii) through (iv) of the definition of Excluded Taxes and (3) Taxes imposed, as a result of a present or former connection between the Recipient and the jurisdiction imposing such Taxes (other than a connection arising from such Recipient having executed, delivered or performed its obligations under, or enforced, this Agreement or any other Loan Document), on gross or net income, profits or revenue (including value-added or similar Taxes or that are franchise Taxes or branch profits Taxes)) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender, Issuing Bank or such other Recipient of making, converting into, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender, such Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, Issuing Bank or such other Recipient hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender, Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, Issuing Bank or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b) If any Lender or Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy or liquidity ratios), then from time to time the Borrower will pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered.
(c) If by reason of any change in a Requirement of Law subsequent to the Effective Date, disruption of currency or foreign exchange markets, war or civil disturbance or similar event, the funding of any Foreign Currency Loan in any currency or the funding of any Foreign Currency Loan in any currency to an office located other than in New York shall be impossible or such currency is no longer available or readily convertible to Dollars, or the Dollar Equivalent of such currency is no longer readily calculable, then, at the election of the Administrative Agent, no Foreign Currency Loans in the relevant currency shall be made or any Foreign Currency Loan in the relevant currency shall be made to an office of the Administrative Agent located in New York, as the case may be.

(d) (i) If payment in respect of any Foreign Currency Loan shall be due in a currency other than Dollars and/or at a place of payment other than New York and if, by reason of any change in a Requirement of Law subsequent to the Effective Date, disruption of currency or foreign exchange markets, war or civil disturbance or similar event, payment of such Obligations in such currency or such place of payment shall be impossible or, in the reasonable judgment of the Administrative Agent, such currency is no longer available or readily convertible to Dollars, or the Dollar Equivalent of such currency is no longer readily calculable, then, at the election of any affected Lender, the Borrower shall make payment of such Loan in Dollars (based upon the Dollar Equivalent for the day on which such payment occurs, as determined by the Administrative Agent in accordance with the terms hereof) and/or in New York or (ii) if any ~~Foreign~~Alternative Currency in which Loans are outstanding is redenominated then, at the election of any affected Lender, such affected Loan and all obligations of the applicable Borrower in respect thereof shall be converted into obligations in Dollars (based upon the Dollar Equivalent on such date, as determined by the Administrative Agent in accordance with the terms hereof), and, in each case, the Borrower shall indemnify the Lenders, against any currency exchange losses or reasonable out-of-pocket expenses that it shall sustain as a result of such alternative payment.

(e) A certificate of a Lender or Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section, setting forth in reasonable detail the calculations upon which such Lender determined such amount and the effective date of the relevant Change in Law, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or Issuing Bank, as the case may be, the amount shown as due on any such certificate within fifteen (15) days after receipt thereof.

(f) Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; p rovided that the Borrower shall not be required to compensate a Lender or Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than three (3) months prior to the date that such Lender or Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the three (3) month period referred to above shall be extended to include the period of retroactive effect thereof.

(g) If any Change in Law shall make it unlawful for any Lender to make or maintain (A) Term Benchmark Loans, (i) the commitment of such Lender hereunder to make Term Benchmark Loans, continue Term Benchmark Loans as such and convert ABR Loans to Term Benchmark Loans shall forthwith be suspended until such time as it shall no longer be unlawful for such Lender to make or maintain Term Benchmark Loans and (ii) such Lender’s Loans then outstanding as Term Benchmark Loans, if any, shall be converted automatically to ABR Loans in Dollars on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law or (B) RFR Loans, (i) the commitment of such Lender hereunder to make RFR Loans shall forthwith be suspended until such time as it shall no longer be unlawful for such Lender to make RFR Loans and (ii) such Lender’s Loans then outstanding as RFR Loans, if any, shall be converted automatically to ABR Loans in
Dollars (the Dollar Equivalent of such Alternative Currency Loans). If any such conversion of a Term Benchmark Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.13.

SECTION 2.13. Break Funding Payments. (a) With respect to Loans that are not RFR Loans, in the event of (i) the payment of any principal of any Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans), (ii) the conversion of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (iii) the failure to borrow, convert, continue or prepay any Term Benchmark Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.08(c) and is revoked in accordance therewith), (iv) the assignment of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to
Section 2.17 or (v) the failure by the Borrower to make any payment of any Loan or drawing under any Letter of Credit (or interest due thereof) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower, setting forth in reasonable detail the calculation upon which such Lender determined such amount, and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

(b) With respect to RFR Loans, in the event of (i) the payment of any principal of any RFR Loan other than on the Interest Payment Date applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans), (ii) the failure to borrow or prepay any RFR Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.08(c) and is revoked in accordance therewith), (iii) the assignment of any RFR Loan other than on the Interest Payment Date applicable thereto as a result of a request by the Borrower pursuant to Section 2.17 or (iv) the failure by the Borrower to make any payment of any Loan or drawing under any Letter of Credit (or interest due thereof) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower, setting forth in reasonable detail the calculation upon which such Lender determined such amount, and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.14. Taxes. (a) All payments made by the Loan Parties under this Agreement shall (except as required by applicable law) be made free and clear of, and without deduction or withholding for or on account of, any Taxes imposed, levied, collected, withheld or assessed by any Governmental Authority. If any Taxes are required to be deducted or withheld from any amounts payable to the Administrative Agent or any Lender, as determined in good faith by the applicable Withholding Agent, (i) such amounts shall be paid to the relevant Governmental Authority in accordance with applicable law and (ii) if such deducted or withheld Taxes are Indemnified Taxes, the amounts so payable by the applicable Loan Party to the Administrative Agent or such Lender, as the case may be, shall be increased to the extent necessary to yield to the Administrative Agent or such Lender, as the case may be, (after payment of all Indemnified Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement as if such withholding or deduction had not been made.

(b) The Loan Parties shall timely pay, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c) Whenever any Indemnified Taxes are payable by the Loan Parties pursuant to paragraph (a) of this Section, as promptly as possible thereafter the applicable Loan Party shall pay such Indemnified Taxes and shall send to the Administrative Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt, to the extent reasonably available, received by the applicable Loan Party showing payment thereof. If (i) the applicable Loan Party fails to pay any Indemnified Taxes when due to the appropriate taxing authority, (ii) the applicable Loan Party fails to remit to the Administrative Agent the required receipts or other required documentary evidence, or (iii) any Indemnified Taxes are imposed directly upon the Administrative Agent or any Lender, the applicable Loan Party shall indemnify the Administrative
Agent and the Lenders, within 10 days after demand therefor, for such amounts and any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result, and any reasonable expenses arising therefrom or with respect thereto (whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority). A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) Each Lender shall severally indemnify the Administrative Agent within 10 days after demand therefor, for the full amount of any Taxes attributable to such Lender that are payable or paid by the Administrative Agent, and reasonable expenses arising therefrom or with respect thereto, but only to the extent that the applicable Loan Party has not already indemnified the Administrative Agent for such Taxes and without limiting the obligation of the Loan Parties under this Section 2.14 to do so, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).

(e) As soon as practicable after any payment of Taxes by a Loan Party to a Governmental Authority pursuant to this Section 2.14, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f) (i) At any time or times reasonably requested by the Borrower or the Administrative Agent, any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments made under any Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.14(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment (A) the failure to complete, execute or submit such documentation would not render the terms of this Agreement unenforceable by law and (B) such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing,

(A) Each Lender that is a “United States person” as defined in Section 7701(a)(30) of the Code shall deliver to the Borrower and the Administrative Agent on or before the date on which it becomes a party to this Agreement two (2) properly completed and duly signed copies of U.S. Internal Revenue Service Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal withholding tax.

(B) Each Lender that is not a “United States person” as defined in Section 7701(a)(30) of the Code (a “Non-U.S. Lender”) shall deliver to the Borrower and the Administrative Agent whichever of the following is applicable:

(1) in the case of a Non-U.S. Lender claiming benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed copies of IRS Form W-8ECI;

(3) in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 881(c) of the Code with respect to payments of “portfolio interest,” (x) a statement substantially in the form of Exhibit F-1 to the effect that such Non-U.S. Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of any Loan Party within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”), and
(y) executed copies of IRS Form W-8BEN or W-8BEN-E;

(4) to the extent a Non-U.S. Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Lender is a partnership and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;

(C) any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) executed copies of any other form prescribed by applicable requirements of U.S. federal income tax law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable requirements of law to permit the Borrower and the Administrative Agent to determine the withholding or deduction required to be made.

(D) If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the

Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine that such Lender has or has not complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.14(f)(ii)(D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

All forms described in this Section 2.14(f) shall be delivered by each Lender on or before the date it becomes a party to this Agreement and from time to time thereafter upon the request of the Borrower or the Administrative Agent. In addition, each Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Lender. Each Lender shall promptly notify the Borrower and the Administrative Agent at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this Section 2.14(f), a Lender shall not be required to deliver any form pursuant to this Section that such Lender is not legally able to deliver.

(g) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(h) The agreements in this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, termination of this Agreement and the repayment, satisfaction or discharge of the Loans and all other amounts payable hereunder or under any Loan Document.

SECTION 2.15. Payments Generally; Pro Rata Treatment; Sharing of Set-offs. (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or under Sections 2.12, 2.13 or 2.14, or otherwise) prior to 12:00 noon, Local Time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York (or such other address designated by the Administrative Agent to Borrower pursuant to Section 10.02) and except that payments pursuant to Sections 2.12, 2.13,
~~2.14~~2.14and 10.05 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in the currencies specified hereunder.
(b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

(c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or Reimbursement Obligations resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and Reimbursement Obligations and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and Reimbursement Obligations of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and Reimbursement Obligations; p rovided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph (c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans and Reimbursement Obligations to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph (c) shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Banks, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the applicable Overnight Rate.

(e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(b), 2.15(d) or 3.04(a), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender or the relevant Issuing Bank to satisfy such Lender’s or Issuing Bank’s obligations under such Sections until all such unsatisfied obligations are fully paid.

SECTION 2.16. Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, the Administrative Agent shall deliver written notice to such effect, upon the Administrative Agent’s obtaining knowledge of such event, to the Borrower and such Defaulting Lender, and the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a) fees shall cease to accrue on the undrawn portion of the Commitment of such Defaulting Lender pursuant to Section 2.09(a).

(b) the Commitment and Aggregate Exposure of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 10.01), provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which would increase or extend the term of the Commitment of a Defaulting Lender, extend the date fixed for payment of principal or interest owing to a Defaulting Lender, reduce the amount of or the rate or amount of interest on any amount owing to a Defaulting Lender or of any fee payable to a Defaulting Lender (except as otherwise provided in this Section 2.16) or alter the terms and conditions of this sentence or affect such Defaulting Lender differently than other affected Lenders shall, in each case, require the consent of such Defaulting Lender.

(c) any amount payable to such Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise and including any amount that would otherwise be payable to such Defaulting Lender pursuant to Section 2.15(c) but excluding Section 2.17(b)) shall, in lieu of being distributed to such Defaulting Lender, subject to any applicable requirements of law, be applied (i) first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder, (ii) second, to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent, and (iii) third, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction.

(d) if any L/C Exposure exists at the time such Lender becomes a Defaulting Lender then:

(i) all or any part of the L/C Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Aggregate Exposure Percentages but only to the extent (i) the sum of all non-Defaulting Lenders’ Loans and L/C Exposure then outstanding p lus such Defaulting Lender’s L/C Exposure does not exceed the total of all non-Defaulting Lenders’ Commitments and (ii) that after giving effect to such reallocation, no non-Defaulting Lender’s Loans and L/C Exposure exceeds its Commitment;

(ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent cash collateralize in Dollars (or, at the option of the Administrative Agent, in the applicable currency) for the benefit of the Issuing Banks only the Borrower’s obligations corresponding to such Defaulting Lender’s L/C Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) (assuming for such calculation, in the case of cash collateralization in Dollars, that the Dollar Equivalent of such Defaulting Lender’s L/C Exposure with respect to Foreign Currency Letters of Credit is 115% of such amount) in accordance with the procedures set forth in Article VIII for so long as such L/C Exposure is outstanding;

(iii) if the Borrower cash collateralizes any portion of such Defaulting Lender’s L/C Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 3.03(a) with respect to such Defaulting Lender’s L/C Exposure during the period such Defaulting Lender’s L/C Exposure is cash collateralized;

(iv) if the L/C Exposure of the non-Defaulting Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 3.03(a) shall be adjusted in accordance with such non-Defaulting Lenders’ Aggregate Exposure Percentages; and

(v) if all or any portion of such Defaulting Lender’s L/C Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or
(ii) above, then, without prejudice to any rights or remedies of the Issuing Banks or any other Lender hereunder, all fees payable under
Section 3.03(a) with respect to such Defaulting Lender’s L/C Exposure shall be payable to the Issuing Banks until and to the extent that such L/C Exposure is reallocated and/or cash collateralized; and

(e) so long as such Lender is a Defaulting Lender, the Issuing Banks shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding L/C Exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.16(d), and participating interests in any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.16(d)(i) (and such
Defaulting Lender shall not participate therein).

In the event that the Administrative Agent and the Borrower each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender or upon receipt by the Administrative Agent of the confirmation referred to in clause (c) of the definition of “Defaulting Lender”, as applicable, then on such date such Lender shall purchase at par such portion of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans ratably in accordance with its respective Commitment.

For purposes of this Section 2.16, the term “Lender” includes the Issuing Banks.

SECTION 2.17. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.12, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Sections 2.12 or 2.14, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed costs or expenses and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b) The Borrower shall, at its sole expense and effort, have the right, by giving at least fifteen (15) Business Days’ prior written notice (or, in the case of a Defaulting Lender, at least three (3) Business Days’ prior written notice) to the affected Lender and the Administrative Agent, at any time when no Default or Event of Default has occurred and is continuing, to require any affected Lender to assign all of its rights and obligations under the Loan Documents to one (1) or more Lenders (other than any Conduit Lender), or, with the approval of the Administrative Agent and the Issuing Banks (which approval will not unreasonably be withheld, delayed or conditioned), to one (1) or more banks, financial institutions or other entities selected by the Borrower. Such assignment shall be substantially in the form of Exhibit E hereto or in such other form as may be agreed to by the parties thereto (or, to the extent applicable, an agreement incorporating an Assignment and Acceptance by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and such parties are participants) but, except in the case of an assignment by a Defaulting Lender (in which case such form shall be as reasonably specified by the Administrative Agent) shall be on terms and conditions reasonably satisfactory to the affected Lender; p rovided that, no such assignment shall, unless otherwise specified, transfer any liability of a Defaulting Lender hereunder or release any such liability. The Borrower shall remain liable to the affected Lender for any indemnification provided under Section 2.13 with respect to Loans of such Lender outstanding on the effective date of an assignment required under this Section 2.17(b), as well as for all other Obligations owed to such Lender under this Agreement as of such effective date.

SECTION 2.18. Commitment Increases.

(a) The Borrower and any one or more Lenders (including New Lenders) may from time to time agree that such Lenders shall make, obtain or increase the amount of their Commitments, as applicable, by executing and delivering to the Administrative Agent an Increased Facility Activation Notice substantially in the form of Exhibit G-1 specifying (i) the amount of such increase, and (ii) the applicable Increased Facility Closing Date. Notwithstanding the foregoing, (i) without the consent of the Required Lenders, the aggregate amount of incremental Commitments obtained after the Effective Date pursuant to this paragraph shall not exceed $500,000,000 and (ii) without the consent of the Administrative Agent, each increase effected pursuant to this paragraph shall be in a minimum amount of at least $25,000,000. No Lender shall have any obligation to participate in any increase described in this paragraph unless it agrees to do so in its sole discretion. The Administrative Agent shall have received (i) a certificate, dated as such Increased Facility Closing Date and signed by a Responsible Officer of the Borrower, stating that (a) the representations and warranties contained in Article IV hereof are true and correct on and as of such Increased Facility Closing Date, and (b) as of such Increased Facility Closing Date, no Default has occurred and is continuing, (ii) if reasonably requested by the Administrative Agent, duly executed resolutions of the Borrower authorizing the request for and the incurrence of such increase in the Commitments (to the extent not already authorized in a prior resolution which authorization remains in full force and effect) and (iii) if reasonably requested by the Administrative Agent, an opinion of counsel to the Borrower, dated as of the
Increased Facility Closing Date, substantially in the form of the opinion delivered by the Borrower on the Effective Date.

(b) Any existing Lender increasing its Commitments shall execute an Increasing Lender Supplement (each, an “Increasing Lender Supplement”), substantially in the form of Exhibit G-2, whereupon such Lender’s Commitments shall be increased by the amount specified therein and any additional bank, financial institution or other entity which, with the consent of the Borrower, the Issuing Banks and the Administrative Agent (which consent shall not be unreasonably withheld), elects to become a “Lender” under this Agreement in connection with any transaction described in
Section 2.18(a) shall execute a New Lender Supplement (each, a “New Lender Supplement”), substantially in the form of Exhibit G-3, whereupon such bank, financial institution or other entity (a “New Lender”) shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement.

(c) Unless otherwise agreed by the Administrative Agent, on each Increased Facility Closing Date the Borrower shall prepay all then outstanding Loans made to it, which prepayment shall be accompanied by payment of all accrued interest on the amount prepaid and any amounts payable pursuant to Section 2.12 or Section 2.13 in connection therewith, and, to the extent it determines to do so, reborrow Loans from all the Lenders (after giving effect to the new and/or increased Commitments becoming effective on such date). Any prepayment and reborrowing pursuant to the preceding sentence shall be effected, to the maximum extent practicable, through the netting of amounts payable between the Borrower and the respective Lenders.

(d) Notwithstanding anything to the contrary in this Agreement, each of the parties hereto hereby agrees that, on each Increased Facility Closing Date, this Agreement (and the Schedules and Exhibits hereto) shall be amended to the extent (but only to the extent) necessary to reflect the existence and terms of the increased Commitments evidenced thereby. Any such deemed amendment may be effected in writing by the Administrative Agent with the Borrower’s consent (not to be unreasonably withheld) and furnished to the other parties hereto.

SECTION 2.19. Extension of Maturity Date.

(a) The Borrower may, by notice to the Administrative Agent (who shall promptly notify the Lenders) not less than 30 Business Days prior to the Maturity Date or the initial Extended Maturity Date (the “Initial Extended Maturity Date”), request that each Lender extend such Lender’s Maturity Date for additional one year periods (each, an “Extended Maturity Date” and the maturity date in effect prior to such extension, the “Existing Maturity Date”); provided that ~~(i)~~ no more than two such requests shall be made ~~and (ii) in no event, after giving effect to such extension, shall the Maturity Date extend beyond the fifth anniversary of the~~following the First Amendment Effective Date.

(b) Each Lender, in its sole discretion, shall advise the Administrative Agent whether or not such Lender agrees to such extension. If a Lender agrees to such extension (an “Extending Lender”), it shall notify the Administrative Agent, in writing, of its decision to do so within 15 Business Days of such notice. A Lender that determines not to so extend its Commitment (a “Non-Extending Lender”) shall so notify the Administrative Agent promptly after making such determination. If a Lender does not give timely notice within such 15 Business Day period to the Administrative Agent of whether or not such Lender agrees to such extension, it shall be deemed to be a Non-Extending Lender; provided that any Non-Extending Lender may, with the consent of the Borrower and the Administrative Agent (such consent of the Administrative Agent not to be unreasonably withheld, conditioned or delayed), subsequently become an Extending Lender by notice to the Administrative Agent and the Borrower.

(c) The Administrative Agent shall notify the Borrower promptly of each Lender’s determination.

(d) The Borrower shall have the right on or before the applicable Extended Maturity Date, at its own expense, to require any Non- Extending Lender to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 10.06) all its interests, rights and obligations under this Agreement to one or more banks or other financial institutions identified to the Non-Extending Lender, which may include any Lender (each an “Additional Lender”), provided that (x) if such Additional Lender is not already a Lender hereunder, such Additional Lender shall be subject to the approval of the Administrative Agent, each Issuing Bank and the Borrower (such approvals not to be unreasonably withheld); (y) such assignment shall become effective as of a date specified by the Borrower; and (z) the Additional Lender shall pay to such Non- Extending Lender in immediately available funds on the effective date of such assignment the principal of, and interest accrued to the date of payment on, the Loans made by it hereunder and all other amounts accrued for its account or owed to the Non-Extending Lender hereunder.

(e) If (and only if) the total of the Commitments of the Lenders that have agreed to extend their Maturity Date or their Initial Extended Maturity Date, as applicable, and the additional Commitments of the Additional Lenders shall be more than 50% of the aggregate amount of the Commitments in effect immediately prior to the applicable Extended Maturity Date, then, upon the Borrower’s election and prompt notification to the Administrative Agent, the Maturity Date or the Initial Extended Maturity Date, as applicable, of each Extending Lender and of each Additional Lender shall be extended to the date falling one (1) year after the Existing Maturity Date (except that, if such date is not a Business Day, such Maturity Date as so extended shall be the immediately preceding Business Day) and each Additional Lender shall thereupon become a “Lender” for all purposes of this Agreement. In the event of any such extension, the Commitment of each Non-Extending Lender that has not been replaced as provided in
Section 2.19(d) shall terminate on the Maturity Date in effect prior to any such extension and the outstanding principal balance of all Loans and other amounts payable hereunder to such Non-Extending Lender shall become due and payable on such Maturity Date and the total Commitments of the Lenders hereunder shall be reduced by the Commitments of the Non-Extending Lenders so terminated on such Maturity Date.

(f) Notwithstanding the foregoing, the extension of the Maturity Date or the Initial Extended Maturity Date, as applicable, pursuant to this Section shall not be effective with respect to any Lender unless (i) no Default or Event of Default has occurred and is continuing on the Existing Maturity Date after giving effect to such extension; and (ii) the representations and warranties of the Borrower set forth in Article IV (other than
Section 4.06) shall be true and correct in all material respects on and as of the ~~applicable Existing Maturity D~~date of such extension’s effectiveness as though made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, true and correct in all material respects as of such specific date and, for purposes of this Section 2.19, the representations and warranties contained in
Section 4.04 shall be deemed to refer to the most recent statements delivered pursuant to clauses (a) and (b), respectively, of Section 6.01) (provided, that such materiality qualifier shall not be applicable to any representation or warranty that already is qualified or modified by materiality in the text thereof). As a condition precedent to each such extension, the Borrower shall deliver to the Administrative Agent a certificate of the Borrower dated as of the effective date of such extension and signed by a Financial Officer of the Borrower certifying as to compliance with this Section 2.19(f).

ARTICLE III
LETTERS OF CREDIT

SECTION 3.01. L/C Commitment. (a) Subject to the terms and conditions hereof, the Issuing Banks, in reliance on the agreements of the other Lenders set forth in Section 3.04(a), agrees to issue standby letters of credit (“Letters of Credit”) for the account of the Borrower or any of its Subsidiaries on any Business Day during the Availability Period; p rovided that the Issuing Banks shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations (including the Dollar Equivalent of such Lender’s Foreign Currency Letters of Credit) owing to the relevant Issuing Bank would exceed such Issuing Bank’s Individual L/C Sublimit, (ii) the sum of the L/C Obligations owing to the Issuing Banks would exceed the L/C Sublimit or (iii) the sum of the total Credit Exposures would exceed the total Commitments. Each Letter of Credit shall
(i) be denominated in Dollars, Euro or Pounds Sterling and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and
(y) the date that is five Business Days prior to the Maturity Date, p rovided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above); p rovided, further, that any Letter of Credit may, upon the request of the Borrower and without the consent of any other Issuing Bank or Lender, include a provision whereby such Letter of Credit shall be renewed automatically for additional consecutive periods of one year or less (but not beyond the date that is five Business Days prior to the Maturity Date) unless and until the applicable Issuing Bank notifies the beneficiary thereof in writing within the time period specified in such Letter of Credit or, if no such time period is specified, at least 30 days prior to the then-applicable expiration date, that such Letter of Credit will not be renewed.

(b) No Issuing Bank shall at any time be obligated to issue any Letter of Credit if such issuance would violate, or cause such Issuing Bank or any relevant L/C Participant to exceed any limits imposed by, any applicable Requirement of Law or would violate one or more policies of such Issuing Bank applicable to letters of credit generally.

SECTION 3.02. Procedure for Issuance of Letter of Credit. The Borrower may from time to time request that an Issuing Bank issue a Letter of Credit (or any amendment, renewal or extension of an outstanding Letter of Credit) by delivering to such Issuing Bank and the Administrative Agent at their respective addresses for notices specified herein an Application therefor, completed to the satisfaction of such Issuing Bank, and such other certificates, documents and other papers and information as such Issuing Bank may request. Upon receipt of any Application, such Issuing Bank will process such Application and shall promptly issue the Letter of Credit requested thereby (but in no event shall such Issuing Bank be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by such Issuing Bank and the Borrower. Such Issuing Bank shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof. Such Issuing Bank shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each Letter of Credit (including the amount thereof).

SECTION 3.03. Fees and Other Charges. (a) The Borrower will pay a fee on all outstanding Letters of Credit at a per annum rate equal to the Applicable Rate then in effect with respect to Term Benchmark Loans hereunder, shared ratably among the Lenders and payable quarterly in arrears in the currency such Letter of Credit was issued in on each Fee Payment Date after the issuance date. In addition, the Borrower shall pay to the relevant Issuing Bank for its own account a fronting fee of 0.125% per annum on the undrawn and unexpired amount of each Letter of Credit, payable quarterly in arrears in Dollars on each Fee Payment Date after the issuance date.

(b) In addition to the foregoing fees, the Borrower shall pay the Issuing Bank’s standard fees with respect to the issuing, amendment, renewal or extension of any Letter of Credit.

SECTION 3.04. L/C Participations. (a) The Issuing Banks irrevocably agree to grant and hereby grant to each L/C Participant, and, to induce the Issuing Banks to issue Letters of Credit, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Banks, on the terms and conditions set forth below, for such L/C Participant’s own account and risk an undivided interest equal to such L/C Participant’s Aggregate Exposure Percentage in the Issuing Banks’ obligations and rights under and in respect of each Letter of Credit and the amount of each draft paid by an Issuing Bank thereunder. Each L/C Participant agrees with the Issuing Banks that, if a draft is paid under any Letter of Credit for which an Issuing Bank is not reimbursed in full by the Borrower in accordance with the terms of this Agreement (or in the event that any reimbursement received by an Issuing Bank shall be required to be returned by it at any time), such L/C Participant shall pay to the relevant Issuing Bank upon demand at the relevant Issuing Bank’s address for notices specified herein an amount equal to such L/C Participant’s Aggregate Exposure Percentage of the amount that is not so reimbursed (or is so returned). Each L/C Participant’s obligation to pay such amount shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such L/C Participant may have against the Issuing Banks, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Article 5, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other L/C Participant or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(b) If any amount required to be paid by any L/C Participant to the Issuing Banks pursuant to Section 3.04(a) in respect of any unreimbursed portion of any payment made by the Issuing Banks under any Letter of Credit is paid to the Issuing Banks within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Banks on demand an amount equal to the product of (i) such amount, times (ii) the New York Fed Bank Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Banks, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 3.04(a)is not made available to the relevant Issuing Bank by such L/C Participant within three Business Days after the date such payment is due, the relevant Issuing Bank shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans hereunder. A certificate of the relevant Issuing Bank submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

(c) Whenever, at any time after the relevant Issuing Bank has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 3.04(a), the relevant Issuing Bank receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the relevant Issuing Bank), or any payment of interest on account thereof, the relevant Issuing Bank will distribute to such L/C Participant its pro rata share thereof (it being understood that any such distribution shall be in Dollars and the Issuing Bank shall convert any amounts received by it in a currency other than Dollars into the Dollar Equivalent thereof for purposes of such distribution); p rovided, however, that in the event that any such payment received by the relevant Issuing Bank shall be required to be returned by the relevant Issuing Bank, such L/C Participant shall return to the relevant Issuing Bank the portion thereof previously distributed by the relevant Issuing Bank to it.

SECTION 3.05. Reimbursement Obligation of the Borrower. If an Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount in the currency of such LC Disbursement equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt. Each such payment shall be made to the Issuing Banks at its address for notices referred to herein in Dollars and in immediately available funds. Interest shall be payable on any such amounts from the date on which the relevant draft is paid until payment in full at the rate set forth in (x) until the Business Day next succeeding the date of the relevant notice, Section 2.10(a) and (y) thereafter, Section 2.10(c).

SECTION 3.06. Obligations Absolute. The Borrower’s obligations to repay amounts paid under any Letter of Credit shall be absolute, unconditional and irrevocable under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against the Issuing Banks, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with the Issuing Banks that the Issuing Banks shall not be responsible for, and the Borrower’s Reimbursement Obligations under Section 3.05 shall not be affected by, among other things, (a) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (b) any draft or other document presented under a Letter of Credit proving to be invalid, fraudulent or forged in any respect or any statement therein being untrue or inaccurate in any respect, (c) payment by the Issuing Banks under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (d) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. The Issuing Banks shall not have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or message or advice, however transmitted, in connection with any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Banks; p rovided that the foregoing shall not be construed to excuse the Issuing Banks from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Banks’ failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of any Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

SECTION 3.07. Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the relevant Issuing Bank shall promptly notify the Borrower of the date and amount thereof. The responsibility of the relevant Issuing Bank to the Borrower in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit.

SECTION 3.08. Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Agreement, the provisions of this Agreement shall apply.

SECTION 3.09. Cash Collateralization. If on any date the L/C Obligations (including the Dollar Equivalent of any L/C Obligations with respect to a Foreign Currency Letter of Credit) exceed the L/C Sublimit or the L/C Obligations (including the Dollar Equivalent of such Lender’s Foreign Currency Letters of Credit) owing to the relevant Issuing Bank would exceed such Issuing Bank’s Individual L/C Sublimit, then, in either case, the Borrower shall within three Business Days after notice thereof from the Administrative Agent deposit in a cash collateral account opened by the Administrative Agent an amount in Dollars (or, at the option of the Administrative Agent, in the applicable currency) equal to such excess (in the case of cash collateralization in Dollars of L/C Obligations with respect to any Foreign Currency Letter of Credit, 115% of such excess) plus accrued and unpaid interest thereon. Any cash collateral delivered by the Borrower to the Administrative Agent pursuant to this Section 3.09 shall be maintained by the Administrative Agent in an interest bearing account in the name of the Borrower.

SECTION 3.10. Currency Adjustments.

(a) Notwithstanding anything to the contrary contained in this Agreement, for purposes of calculating any fee in respect of any Letter of Credit in respect of any Business Day, the Administrative Agent shall convert the amount available to be drawn under any Letter of Credit denominated in a currency other than Dollars into the Dollar Equivalent of such amount.

(b) Notwithstanding anything to the contrary contained in this Article III, prior to demanding any reimbursement from the L/C Participants pursuant to Section 3.04 in respect of any Letter of Credit denominated in a currency other than Dollars, the relevant Issuing Bank shall convert the Borrower’s obligations under Section 3.04 to reimburse the Issuing Bank in such currency into an obligation to reimburse the relevant Issuing Bank in Dollars. The Dollar amount of the reimbursement obligation of the Borrower and the L/C Participants shall be computed by the relevant Issuing Bank based upon the Dollar Equivalent for the day on which such conversion occurs, as determined by the Administrative Agent in accordance with the terms hereof.

SECTION 3.11. Existing Letters of Credit. The Administrative Agent, the Lenders (including any Lender that issued any Existing Letter of Credit) and the Borrower agrees that, notwithstanding the provisions specified in the Existing Letters of Credit, effective as of the Effective Date, the Existing Letters of Credit shall be deemed to have been issued as of the Effective Date and deemed to be maintained under, and to be governed by the terms and conditions of, this Agreement as Letters of Credit as obligations of the Borrower.

SECTION 3.12. Replacement and Resignation of an Issuing Bank. Subject to the appointment and acceptance of a successor Issuing Bank acceptable to the Borrower (which consent not to be unreasonably withheld), any Issuing Bank may resign as an Issuing Bank by providing at least thirty (30) days’ prior written notice to the Administrative Agent, the Lenders and the Borrower, in which case, such resigning Issuing Bank shall be replaced in accordance with this Section 3.12. An Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such resignation or replacement of an Issuing Bank. At the time any such resignation or replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the resigning or replaced Issuing Bank pursuant to Section 2.09(c). From and after the effective date of any such replacement or resignation, (x) the successor Issuing Bank shall have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit to be issued by it thereafter and (y) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the resignation or replacement of an
Issuing Bank hereunder, the resigning or replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such resignation or replacement, but shall not be required to issue additional Letters of Credit or extend or otherwise amend any existing Letter of Credit.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to the Lenders that:

SECTION 4.01. Organization; Powers. The Borrower and each of the Significant Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

SECTION 4.02. Authorization; Enforceability. The Transactions are within each Loan Party’s corporate or organizational powers and authority and have been duly authorized by all necessary corporate or organizational action. The Loan Documents (i) have been duly executed and delivered by each Loan Party that is a party thereto, and (ii) constitute legal, valid and binding obligations of each Loan Party that is a party thereto, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 4.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, and except to the extent that the failure to obtain such consent or approval, or register, file, or take such action, would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower, any Guarantor or any of the Significant Subsidiaries or any order of any Governmental Authority, except such violations of any law, regulation, or order, individually or in the aggregate, that would not reasonably be expected to result in a Material Adverse Effect, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower, any Guarantor or any of the Significant Subsidiaries or their assets, or give rise to a right thereunder to require any payment to be made by the Borrower, any Guarantor or any of the Significant Subsidiaries, in each case (except in the case of any indenture or other agreement governing Material Indebtedness) which would, individually or in the aggregate with such other instances, reasonably be expected to result in a Material Adverse Effect, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of the Significant Subsidiaries, other than any Liens permitted by Section 7.01.

SECTION 4.04. Financial Statements. The Borrower has heretofore furnished to the Lenders its consolidated balance sheet, and related consolidated statement of income, consolidated statement of cash flows and consolidated statement of changes in stockholders’ investment and comprehensive income, and the accompanying notes to such consolidated financial statements, as of and for the fiscal year ended May 31, 2023, reported on by Ernst & Young LLP, independent public accountants. Such financial statements, together with the accompanying notes to such financial statements, present fairly, in all material respects, the consolidated financial condition of the Borrower and its consolidated Subsidiaries as of such date and the results of operation and cash flows of the Borrower and its consolidated Subsidiaries for the year then ended, all in accordance with GAAP.
SECTION 4.05. Taxes. The Borrower and each of its Significant Subsidiaries has filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Significant Subsidiary, as applicable, has set aside on its books, in accordance with GAAP, adequate reserves or (b) to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

SECTION 4.06. Litigation and Environmental Matters. (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Financial Officer, threatened against the Borrower or any of its Significant Subsidiaries (i) that would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters), or (ii) that purport to affect the legality, validity, or enforceability of this Agreement or the other Loan Documents or the transactions contemplated thereby.

(b) Except for the Disclosed Matters and except for any such matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, each of the Borrower and its Significant Subsidiaries (i) is in compliance with all applicable Environmental Laws and has obtained and maintained any permit, license, or other approval currently required under any applicable Environmental Law, (ii) is not subject to any Environmental Liability, and (iii) has not, to its knowledge, received notice of any claim with respect to any Environmental Liability or has knowledge of any event or circumstance that would reasonably be expected to give rise to such a claim.

(c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in a Material Adverse Effect.

SECTION 4.07. Subsidiaries. Schedule 4.07 hereto contains an accurate list of all of the Significant Subsidiaries of the Borrower as of the Effective Date, setting forth their respective jurisdictions of incorporation and the percentage of their respective capital stock owned by the Borrower or other Subsidiaries. All of the issued and outstanding shares of capital stock of such Significant Subsidiaries have been duly authorized and issued and are fully paid and non-assessable.

SECTION 4.08. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, either individually or when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect. The present value of the aggregate benefit liabilities under each Single Employer Plan sponsored, maintained or contributed to by Borrower, or its ERISA Affiliates (determined as of the end of the most recent plan year on the basis of the actuarial assumptions specified for funding purposes in the most recent actuarial valuation for such Single Employer Plan), did not exceed the aggregate current value of the assets of such Single Employer Plan in an amount that could reasonably be likely to result in a Material Adverse Effect.

SECTION 4.09. Compliance with Laws and Agreements. Each of the Borrower and its Significant Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its Property and all indentures, agreements and other instruments binding upon it or its Property, except where the failure to so comply, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

SECTION 4.10. Properties; Liens. The Borrower and each of the Significant Subsidiaries has good title to, or valid leasehold interests in, all its real and personal Property material to its business, except for any such defects that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, and none of such Property is subject to any Lien except as permitted by Section 7.01.

SECTION 4.11. Investment Company Status. Neither the Borrower nor any of its Significant Subsidiaries is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940.

SECTION 4.12. Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures reasonably designed to achieve compliance in all material respects by the Borrower, its Subsidiaries and their respective directors, officers, employees and, to the extent acting on behalf of Borrower or its Subsidiaries, agents with applicable Anti-Corruption Laws and applicable Sanctions. None of
(a) the Borrower, any Subsidiary or to the knowledge of the Borrower or such Subsidiary any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, or use of proceeds from either will be used, directly, or to the knowledge of the Borrower, indirectly, to (a) make any offer, payment or give anything else of value to any person in violation of applicable Anti- Corruption Laws or (b) finance or facilitate any activity which violates applicable Sanctions.

SECTION 4.13. Patriot Act Compliance. Each of the Borrower and its Significant Subsidiaries is in compliance with applicable provisions of the Patriot Act, except where the failure to so comply, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

SECTION 4.14. Affected Financial Institutions. No Loan Party is an Affected Financial Institution.

ARTICLE V

CONDITIONS

SECTION 5.01. Effective Date. The obligations of the Lenders to make Loans and issue or participate in Letters of Credit shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.01):

(a) The Administrative Agent (or its counsel) shall have received (i) from each party hereto either a counterpart of this Agreement signed on behalf of such party or written evidence satisfactory to the Administrative Agent (which may include telecopy transmission or electronic mail of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement, and (ii) the Guarantee Agreement, executed and delivered by each Subsidiary set forth on Schedule 10.14 hereto.

(b) The Administrative Agent shall have received satisfactory evidence that the Existing Three-Year Credit Agreement has been terminated and all amounts payable by the Borrower thereunder have been paid in full. Such satisfactory evidence shall include the effectiveness of Section 1.07, which shall become effective on the Effective Date.

(c) The Lenders shall have received a written opinion from counsel to the Borrower, substantially in the form of Exhibit D.

(d) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower and the domestic Significant Subsidiaries and the authorization of the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

(e) The Administrative Agent shall have received a certificate, dated as of the Effective Date and signed by a Responsible Officer of the
Borrower, stating that (a) the representations and warranties contained in Article IV hereof are true and correct on and as of the Effective Date, and
(b) as of the Effective Date, no Default has occurred and is continuing.

(f) Since May 31, 2023, there has been no change in the business, Property, financial condition or results of operations of the Borrower and its consolidated Subsidiaries taken as a whole which would reasonably be expected to have a Material Adverse Effect, and the Administrative Agent shall have received a certificate to that effect, dated as of the Effective Date and signed by a Responsible Officer of the Borrower.

(g) The Administrative Agent shall have received all fees required to be paid hereunder or under any other agreements related to the revolving credit facility established in this Agreement on or prior to the Effective Date and all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder for which invoices have been presented to the Borrower.

(h) The Administrative Agent shall have received one Business Day prior to the Effective Date all documentation and other information with respect to the Borrower and the Guarantors as required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

(i) The Administrative Agent shall have received evidence satisfactory to it that the Existing Five-Year Credit Agreement has been terminated and all amounts payable by the Borrower thereunder have been paid in full and the Five-Year Credit Agreement shall have been executed and delivered by all parties thereto and that all conditions precedent to the effectiveness thereof shall have been satisfied or waived.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.01) at or prior to 5:00 p.m., New York City time, on March 15, 2024 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

SECTION 5.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing and issue or participate in Letters of Credit (each of the foregoing, a “Credit Event”) is subject to the satisfaction of the following conditions:

(a) The representations and warranties of the Borrower set forth in Article IV (in the case of any Credit Event after the Effective Date, other than Section 4.06) hereof shall be true and correct in all material respects on and as of the date of such Borrowing as though made on and as of such date (except to the extent that any such representation or warranty expressly relates to a specified earlier date, in which case such representation or warranty shall be true and correct in all material respects (or in all respects, as applicable) as of such earlier date) (provided, that such materiality qualifier shall not be applicable to any representation or warranty that already is qualified or modified by materiality in the text thereof).

(b) At the time of and immediately after giving effect to such Borrowing no Default shall have occurred and be continuing.

Each Borrowing by and issuance of a Letter of Credit on behalf of the Borrower shall be deemed to constitute a representation and warranty by the
Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section 5.02.

ARTICLE VI

AFFIRMATIVE COVENANTS

Until the Commitments have expired or been terminated, the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and no Letter of Credit remains outstanding (unless such Letters of Credit have been cash collateralized pursuant to the terms hereof) the Borrower covenants and agrees with the Lenders that:

SECTION 6.01. Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent and each Lender:

(a) within fifteen (15) days after the same are required to be filed with the SEC (or, to the extent no longer required to be filed with the SEC, within ninety (90) days after the end of each fiscal year of the Borrower), its audited consolidated balance sheet and related consolidated statements of income, cash flows and changes in stockholders’ investment and comprehensive income as of the end of and for each fiscal year of the Borrower, setting forth in each case the figures for the previous fiscal year, all reported on by Ernst & Young LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) (it being understood that the filing of such financial statements with the SEC shall constitute delivery thereof to the Administrative Agent and each Lender);

(b) within fifteen (15) days after the same are required to be filed with the SEC (or, to the extent no longer required to be filed with the SEC, within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Borrower), an unaudited condensed consolidated balance sheet and related condensed consolidated statements of income and cash flows as of the end of and for each of the first three (3) fiscal quarters of each fiscal year of the Borrower and the then elapsed portion of the fiscal year, setting forth in each case the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, and, solely in the event such financial statements are no longer required to be filed with the SEC, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis as of, and for, such periods in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes (it being understood that the filing of such financial statements with the SEC shall constitute delivery thereof to the Administrative Agent and each Lender);

(c) concurrently with, or within ten (10) days after, any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default or Event of Default has occurred and, if a Default or Event of Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, and (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.09, which certificate shall be substantially in the form of Exhibit H hereto;

(d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and prospectuses filed by the Borrower, any Guarantor or any Significant Subsidiary with the SEC (it being understood that the filing of such documents with the SEC shall constitute delivery thereof to the Administrative Agent and each Lender); and

(e) as promptly as reasonably practicable following any request therefor, such other information (including relevant non-financial information) as the Administrative Agent or any Lender may from time to time reasonably request.

SECTION 6.02. Use of Proceeds. The proceeds of the Loans and Letters of Credit will be used only for general corporate purposes, including acquisitions. No part of the proceeds of any Loan or Letter of Credit will be used, whether directly or indirectly, for any purpose that entails a violation of any of the regulations of the Board, including Regulation U, to the extent applicable. If requested by any Lender or the Administrative Agent in connection with or immediately following a drawing, the Borrower will furnish to the Administrative Agent and each such requesting Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1, as applicable, referred to in Regulation U.

SECTION 6.03. Notice of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the occurrence of any Default or Event of Default or any other development that results in, or would reasonably be expected to result in, a Material Adverse Effect. Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 6.04. Existence; Conduct of Business. Except as permitted by Section 7.02, the Borrower will, and will cause each Significant Subsidiary to do all things necessary to preserve and maintain its legal existence and the rights, licenses, permits, privileges, and franchises material to the conduct of its business, except where the failure to maintain any such rights, licenses, permits, privileges, and franchises would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 6.05. Payment of Taxes. The Borrower will, and will cause each Subsidiary to, pay and discharge all taxes, assessments, and governmental charges or levies imposed upon it or upon its income or profits, or upon any Property belonging to it, except where failure to do any of the foregoing would not have a Material Adverse Effect and provided that neither the Borrower nor a Subsidiary shall be required to pay any such tax, assessment, charge, or levy the payment of which is being contested in good faith and by appropriate proceedings and as to which appropriate reserves are being maintained in accordance with GAAP.

SECTION 6.06. Compliance with Laws. The Borrower will, and will cause each of its Significant Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its Property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. The Borrower will maintain in effect and enforce policies and procedures reasonably designed to achieve compliance in all material respects by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents acting on behalf of the Borrower or its Subsidiaries, with applicable Anti-Corruption Laws and applicable Sanctions.

SECTION 6.07. Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Significant Subsidiaries to, (a) keep and maintain all Property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, except where failure to do so would not reasonably be expected to have a Material Adverse Effect, and (b) maintain, with financially sound and reputable insurance companies, insurance on its Property in such amounts and against such risks as are consistent with prudent business practice, and the Borrower will furnish to any Lender upon request full information as to the insurance carried.

SECTION 6.08. Books and Records; Inspection Rights. The Borrower will, and will cause each of its Significant Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Significant Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, but no more than once a year unless an Event of Default has occurred and is continuing, to visit and inspect its Properties (subject to such limitations as the Borrower may reasonably impose to ensure safety or compliance with any applicable legal or contractual restrictions or obligations), to examine and make extracts from its books of accounts and other financial records (to the extent reasonable), and to discuss its affairs, finances and condition with its officers and independent accountants (to the extent reasonable), all at such reasonable times and intervals as the Lenders may designate.

SECTION 6.09. Leverage. The Borrower will maintain, on the last day of each fiscal quarter of Borrower ended after the Effective Date, a Total Leverage Ratio of not more than 3.50 to 1.00; p rovided that at the Borrower’s election and upon written notice from the Borrower to the Administrative Agent within thirty (30) days after the consummation of a Material Acquisition, for the fiscal quarter in which such Material Acquisition is consummated and each of the three fiscal quarters thereafter, the maximum Total Leverage Ratio pursuant to this Section 6.09 shall increase to 4.00 to
1.00; provided that following any such increase, the maximum Total Leverage Ratio shall be 3.50 to 1.00 for at least two consecutive fiscal quarter end dates before the maximum Total Leverage Ratio may be increased to 4.00 to 1.00 again as a result of a subsequent Material Acquisition.

ARTICLE VII

NEGATIVE COVENANTS

Until the Commitments have expired or been terminated, the principal of and interest on each Loan and all fees payable hereunder has been paid in full and no Letter of Credit remains outstanding (unless such Letters of Credit have been cash collateralized pursuant to the terms hereof) the Borrower covenants and agrees with the Lenders that:

SECTION 7.01. Liens. The Borrower will not, nor will it permit any consolidated Subsidiary to, create, incur, assume or suffer to exist, any Lien on any of its Property or assets now owned or hereafter acquired (other than Unrestricted Margin Stock), except:

(a) Liens which may be hereafter created to secure payment of the Obligations;

(b) Liens incurred or deposits or pledges, made in the ordinary course of business, to secure payment of workers’ compensation, unemployment insurance, old age pensions, or other social security obligations;

(c) Liens incurred or deposits or pledges, made in the ordinary course of business, to secure performance of bids, tenders, contracts (other than contracts for Indebtedness), leases, public, or statutory obligations, surety bonds, appeal bonds, or other Liens or deposits or pledges for purposes of like general nature made in the ordinary course of business;

(d) Deposits or pledges for the purpose of securing an appeal, stay or discharge in the course of legal proceedings, or Liens for judgments or awards which were not incurred in connection with Indebtedness or the obtaining of advances or credits; p rovided such deposits, pledges and Liens do not, in the aggregate for the Borrower and the consolidated Subsidiaries, materially detract from the value of their assets or Properties or materially impair the use thereof in the ordinary course of business and such appeal, judgment or award, as the case may be, is being diligently contested or litigated in good faith by appropriate proceedings; provided further, there has been set aside on the books of the Borrower or the consolidated Subsidiaries, as the case may be, reserves in accordance with GAAP with respect thereto; and provided further execution is not levied upon any such judgment or award;
(e) Liens for taxes, fees, assessments and governmental charges not delinquent or which are being contested in good faith by appropriate proceedings, p rovided there has been set aside on the books of the Borrower or the consolidated Subsidiaries, as the case may be, adequate reserves in accordance with GAAP with respect thereto; and provided further, execution is not levied upon any such Lien;

(f) Mechanics’, carriers’, workers’, repairmen’s or other like Liens arising in the ordinary course of business securing obligations which are not overdue for a period of more than ninety (90) calendar days, or which are being contested in good faith by appropriate proceedings; provided there has been set aside on the books of the Borrower and the consolidated Subsidiaries, as the case may be, adequate reserves in accordance with GAAP with respect thereto; and provided further, execution is not levied upon any such Lien;

(g) Lessors’ interests under capital leases;

(h) Liens on Property acquired or constructed with the proceeds of any tax-exempt bond financing to secure such financing;

(i) Liens securing Indebtedness of a consolidated Subsidiary to the Borrower or any Guarantor or, in the case of Indebtedness of a consolidated Subsidiary which is not a Guarantor, to any consolidated Subsidiary which is not a Guarantor;

(j) Liens existing on the Property of a corporation or other business entity immediately prior to its being consolidated with or merged into the Borrower or a consolidated Subsidiary or its becoming a consolidated Subsidiary, or Liens existing on any Property acquired by the Borrower or a consolidated Subsidiary at the time such is so acquired (whether or not the Indebtedness secured thereby shall have been assumed), p rovided that (i) no such Lien was created or assumed in contemplation of such consolidation or merger or such entity’s becoming a consolidated Subsidiary or such acquisition of Property, and (ii) each such Lien shall only cover the acquired Property and, if required by the terms of the instrument originally creating such Lien, Property which is an improvement to or is acquired for specific use in connection with such acquired Property;

(k) Liens on Flight Equipment acquired on or after the date of this Agreement which (i) secure the payment of all or any part of the purchase price of such Flight Equipment or improvements thereon or modifications thereto, (ii) are limited to the Flight Equipment so acquired and improvements thereon or modifications thereto, and (iii) attach to such Flight Equipment within one (1) year after the acquisition, improvement, or modification of such Flight Equipment;

(l) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(m) Zoning, building or other restrictions, variances, covenants, rights of way, encumbrances, easements, and other minor irregularities in title, none of which, individually or in the aggregate, (i) interfere in any material respect with the present use or occupancy of the affected parcel by the Borrower or any Subsidiary, (ii) have no more than an immaterial effect on the value thereof or its use, or (iii) would impair the ability of such parcel to be sold for its present use;

(n) Liens arising solely by virtue of (i) any law or regulation relating to banker’s liens, or (ii) rights of set-off or similar rights and remedies, in each case as to deposit accounts or other funds maintained with a creditor depository institution;

(o) Liens to secure Indebtedness for the purpose of financing all or any part of the purchase price or the cost of construction or improvement of the Property subject to such Lien; p rovided, however, that (i) the principal amount of any Indebtedness secured by such Lien does not exceed one hundred percent (100%) of such purchase price or cost, and (ii) such Lien does not extend to or cover any other Property other than such item of Property so acquired, constructed, or improved;

(p) Liens arising out of the refinancing, extension, renewal or refunding of any Indebtedness secured by any Lien permitted by clauses (h), (j), (k), and (o) of this Section 7.01; p rovided that such Indebtedness is not increased and is not secured by any additional assets;

(q) Liens incurred or deposits or pledges made for the purpose of complying with any cash collateralization requirements resulting from defaults by lenders under any syndicated letter of credit facility the Borrower may have in place from time to time;

(r) Liens not otherwise permitted by Sections 7.01(a) through (q); p rovided that, as of the date any Lien is incurred ~~and as of the end of each fiscal quarter of the Borrower ending after February 29, 2024~~, the sum of (i) the aggregate principal amount of all outstanding Long Term Debt of the consolidated Subsidiaries which are not Guarantors (excluding the Current Maturities of any such Long Term Debt and any Long Term Debt of a consolidated Subsidiary owing to the Borrower or another consolidated Subsidiary that is a Guarantor), p lus (ii) the aggregate principal amount of all outstanding Long Term Debt of the Borrower or any Guarantor (excluding the Current Maturities of any such Long Term Debt and any Long Term Debt of a consolidated Subsidiary owing to the Borrower or another consolidated Subsidiary that is a Guarantor) which is secured as permitted by this
Section 7.01(r), does not exceed ~~ten~~twelve percent (~~10~~12%) of Consolidated Adjusted Total Assets. as of the last day of the most recently ended fiscal quarter of the Borrower for which financial statements have been delivered as required by Section 6.01(a) or (b), as applicable; and

(s) Prior to Consummation of the Freight Separation, Liens incurred in connection with an escrow or similar arrangement (including any segregated account) in connection with the Freight Separation Indebtedness.

SECTION 7.02. Merger and Consolidation. The Borrower will not, nor will it permit any consolidated Subsidiary to, merge with or into, or consolidate, or consummate a Division as the Dividing Person, or enter into any analogous transaction with, any other Person, or sell all or substantially all of the assets of the Borrower and its consolidated Subsidiaries taken as a whole, except:

(a) Any consolidated Subsidiary or other corporation or entity may merge with or into, or consolidate or enter into any analogous transaction with, the Borrower, p rovided that, immediately after giving effect to any such merger or consolidation, (i) the Borrower shall be the continuing or surviving corporation, and (ii) no Default or Event of Default shall exist;

(b) Any consolidated Subsidiary may merge with or into, or consolidate or enter into any analogous transaction with, any consolidated
Subsidiary so long as, immediately after giving effect thereto, no Default or Event of Default shall exist;

(c) The Borrower or any consolidated Subsidiary may transfer its assets to the Borrower or any consolidated Subsidiary, so long as immediately after giving effect thereto, no Default or Event of Default shall exist;

(d) Any corporation or other entity may merge with or into, or consolidate or enter into any analogous transaction with, any consolidated Subsidiary, so long as immediately after giving effect to any such merger or consolidation, (i) the continuing or surviving entity shall be a consolidated Subsidiary, and (ii) no Default or Event of Default shall exist;

(e) Any consolidated Subsidiary that is not a Significant Subsidiary may merge with or into, or consolidate, or enter into any analogous transaction with, any Person if the primary purpose of such transaction is to discontinue the existence of such consolidated Subsidiary or dispose of such consolidated Subsidiary, so long as immediately after giving effect thereto, no Default or Event of Default shall exist; ~~and~~

(f) Any Specified Guarantor, other Guarantor, Significant Subsidiary or other Subsidiary that is an LLC or a limited partnership may consummate a Division as the Dividing Person if, immediately upon the consummation of such Division, the assets of the applicable Dividing Person are held by (i) in the case of a Dividing Person that was a Specified Guarantor immediately prior to the consummation of such Division, one or more Specified Guarantors immediately upon the consummation of the such Division (ii) in the case of a Dividing Person that was such other Guarantor immediately prior to the consummation of such Division, one or more Guarantors immediately upon the consummation of the such Division, (iii) in the case of a Dividing Person that was a Significant Subsidiary immediately prior to the consummation of such Division, one or more Significant Subsidiaries immediately upon the consummation of the such Division or (iv) in the case of a Dividing Person that was such other Subsidiary immediately prior to the consummation of such Division, one or more Subsidiaries immediately prior to the consummation of such Division, or, with respect to assets not so held by one or more Specified Guarantors, other Guarantors, Significant Subsidiaries or other Subsidiaries, respectively the sale, transfer or other disposition of such assets would otherwise be permitted under this Agreement.;

(g) The Borrower or any Subsidiary of the Borrower may dispose of Freight SpinCo (in whole or in part) in one or more transactions;

(h) The Borrower or any Subsidiary of the Borrower may contribute, distribute or otherwise transfer (in one or more transactions) all or any portion of the Freight Business (including any equity interests in FedEx Freight, Inc. or any of its subsidiaries and any asset held or used in connection with the Freight Business) to Freight SpinCo or any of its subsidiaries;

(i) The Borrower or any Subsidiary of the Borrower may effect the Freight Separation; and

(j) Each of the Borrower, Freight SpinCo and their respective subsidiaries may make one or more distributions to its shareholders in connection with the Freight Separation.

SECTION 7.03. [Reserved]. SECTION 7.04. [Reserved].
SECTION 7.05. Use of Proceeds. The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not directly, or knowingly, indirectly, use, and shall procure that its Subsidiaries and its or their respective directors, officers and employees and agents acting on behalf of Borrower or its Subsidiaries in connection with this Agreement shall not use the proceeds of any Borrowing or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any applicable Anti-Corruption Laws, or (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country to the extent such activities, business or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or in a European Union member state.

SECTION 7.06. Freight Separation.

(a) The Freight Separation will be effectuated substantially in accordance with the Form 10 relating to the Freight Business that has been publicly filed with the SEC (giving effect to any transition services agreements or other agreements entered into in connection with the Freight Separation and described therein).

(b) Commencing upon the incurrence of Freight Separation Indebtedness (or, if earlier, the Consummation of the Freight Separation), the Borrower will not, and will not permit any of its Subsidiaries (other than Freight SpinCo) to, contribute to Freight SpinCo any asset (including cash) that is not held, used in connection with or otherwise constituting any part of the Freight Business; provided that (i) any transaction permitted by Error! Reference source not found. shall be permitted by this Section 7.06(b) and (ii) after Consummation of the Freight Separation, the Borrower and its Subsidiaries may enter into any transaction with Freight SpinCo or any of its subsidiaries that is not otherwise prohibited by this Agreement.

(c) Except in connection with Consummation of the Freight Separation, the Borrower will not, and will not permit any of its Subsidiaries to, permit the proceeds of any Freight Separation Indebtedness to be held in a non-segregated account; provided that, if the Freight Separation is publicly abandoned by the Borrower, such proceeds shall be applied (including pursuant to a “special mandatory redemption” provision, other similar provision or any other method) to repay and discharge such Freight Separation Indebtedness in accordance with the terms of the definitive documentation relating to such Freight Separation Indebtedness; provided, further, if such definitive documentation does not provide a deadline for such repayment and discharge, the Borrower shall cause such proceeds to be so applied reasonably promptly after its public abandonment of the Freight Separation (and in such case, the Borrower shall not be required to cause such application any sooner than the applicable time period for an optional redemption set forth in such definitive documentation).

ARTICLE VIII

EVENTS OF DEFAULT

If any of the following events (each, an “Events of Default”) shall occur:

(a) the Borrower fails to pay any principal of any Loan or Reimbursement Obligation when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b) the Borrower fails to pay any interest on any Loan, Reimbursement Obligation or any fee or any other amount (other than an amount referred to in paragraph (a) of this Article VIII) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days;

(c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with this Agreement or any amendment or modification hereof, or in any certificate furnished pursuant to or in connection with this Agreement or any amendment or modification hereof, prove to have been incorrect in any material respect when made or deemed made;

(d) the Borrower fails to observe or perform any covenant, condition, or agreement contained in Sections 6.02, 6.03, 6.09, 7.01 ~~or~~, 7.02 or
7.06.

(e) the Borrower fails to observe or perform any covenant, condition, or agreement contained in this Agreement (other than those specified in paragraphs (a), (b), (c), or (d) of this Article VIII), and such failure shall continue unremedied for a period of thirty (30) days after written notice thereof to the Borrower from the Administrative Agent or any Lender;

(f) the Borrower or any Significant Subsidiary fails to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable, after giving effect to any applicable grace period;

(g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time, or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption, or defeasance thereof, prior to its scheduled maturity; p rovided that this paragraph (g) shall not apply to (i) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the Property or assets securing such Indebtedness and (ii) secured Indebtedness that becomes due in accordance with its terms as a result of the voluntary or involuntary sale, transfer, or disposition of the Property or assets securing such Indebtedness;

(h) an involuntary proceeding is commenced or an involuntary petition is filed seeking (i) liquidation, reorganization, or other relief in respect of the Borrower or any Significant Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state, or foreign bankruptcy, insolvency, receivership, or similar law now or hereafter in effect, or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator, or similar official for the Borrower or any Significant Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

(i) the Borrower or any Significant Subsidiary (i) voluntarily commences any proceeding or files any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consents to the institution of, or fails to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article VIII, (iii) applies for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Significant Subsidiary or for a substantial part of its assets, (iv) files an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) makes a general assignment for the benefit of creditors, or (vi) takes any action for the purpose of effecting any of the foregoing;

(j) the Borrower or any Significant Subsidiary fails to pay, or admits in writing its inability to pay, its debts generally as they become due;

(k) except for the release of Freight SpinCo or any of its subsidiaries from its guarantee obligations (if any) pursuant to Section 10.14(d), the guarantee of any Significant Subsidiary contained in its respective Guarantee Agreement ceases, for any reason, to be in full force and effect or the Borrower or such Significant Subsidiary so asserts;

(l) the Borrower or any Significant Subsidiary fails within ~~forty-five~~sixty (~~45~~60) days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $~~200,000,000~~225,000,000, which is not stayed on appeal or otherwise being appropriately contested in good faith;

(m) an ERISA Event has occurred that, when taken together with all other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect; or

(n) a Change of Control occurs;

then, and in every such event (other than an event with respect to the Borrower described in paragraphs (h) or (i) of this Article VIII), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder), shall become due and payable immediately, without presentment, demand, protest, or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in paragraphs (h) or (i) of this Article VIII, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder), shall automatically become due and payable, without presentment, demand, protest, or other notice of any kind, all of which are hereby waived by the Borrower. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount in Dollars (or, at the option of the Administrative Agent, in the applicable currency) equal to the aggregate then undrawn and unexpired amount of such Letters of Credit (in the case of cash collateralization in Dollars of any Foreign Currency Letters of Credit,
115% of such amount). Amounts held in such cash collateral account shall be maintained by the Administrative Agent in an interest bearing account in the name of the Borrower and shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower.

If, within fourteen (14) days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans hereunder as a result of any Default (other than any Default as described in paragraphs (h) or (i) of this Article VIII) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Administrative Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination, p rovided that the Borrower certifies to the Lenders to their satisfaction that, upon giving effect to such rescission, no other Indebtedness of the Borrower shall be accelerated by virtue of a cross-default or cross-acceleration to Indebtedness under this Agreement.

ARTICLE IX

THE AGENTS

SECTION 9.01. Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders and the Issuing Banks (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. The motivations of the Administrative Agent are commercial in nature and not to invest in the general performance or operations of the Borrower.

SECTION 9.02. Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

SECTION 9.03. Exculpatory Provisions. Neither any Agent nor any of their respective officers, directors, employees, agents, attorneys-in-fact, or Affiliates shall be (i) liable to any Lender for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from its or such Person’s own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations, or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement, or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party that is a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the Properties, books or records of any
Loan Party.

SECTION 9.04. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any instrument, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex, or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent.

The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

SECTION 9.05. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); p rovided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

SECTION 9.06. Acknowledgements of Lenders and Issuing Banks. (a) Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact, or Affiliates have made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any Affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, Property, financial, and other condition and creditworthiness of the Loan Parties and their Affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, Property, financial, and other condition and creditworthiness of the Loan Parties and their Affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, Property, condition (financial or otherwise), prospects, or creditworthiness of any Loan Party or any Affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact, or Affiliates. Each Lender and each Issuing Bank represents and warrants that (i) the Loan Documents set forth the terms of a commercial lending facility and (ii) in participating as a Lender, it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender or Issuing Bank, in each case in the ordinary course of business, and not for the purpose of investing in the general performance or operations of the Borrower, or for the purpose of purchasing, acquiring or holding any other type of financial instrument such as a security (and each Lender and each Issuing Bank agrees not to assert a claim in contravention of the foregoing, such as a claim under the federal or state securities law).

(b) (i) Each Lender and Issuing Bank hereby agrees that (x) if the Administrative Agent notifies such Lender or Issuing Bank that the Administrative Agent has determined in its sole discretion that any funds received by such Lender or Issuing Bank from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender or Issuing Bank (whether or not known to such Lender or Issuing Bank), and demands the return of such Payment (or a portion thereof), such Lender or Issuing Bank shall promptly, but in no event later than one Business Day thereafter (or such later date as the Administrative Agent, may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or Issuing
Bank to the date such amount is repaid to the Administrative Agent at the greater of the New York Fed Bank Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender or Issuing Bank shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender or Issuing Bank under this Section 9.06(b) shall be conclusive, absent manifest error.

(ii) Each Lender and Issuing Bank hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender or Issuing Bank agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender or Issuing Bank shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter (or such later date as the Administrative Agent, may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender or Issuing Bank to the date such amount is repaid to the Administrative Agent at the greater of the New York Fed Bank Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(iii) The Borrower and each other Loan Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender or Issuing Bank that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender or Issuing Bank with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party.

(iv) Each party’s obligations under this Section 9.06(b) shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Bank, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Loan Document.

(c) Each Lender, by delivering its signature page to this Agreement on the Effective Date, or delivering its signature page to an Assignment and Acceptance or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Effective Date.

SECTION 9.07. Indemnification. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Aggregate Exposure Percentages in effect on the date on which indemnification is sought under this Section 9.07 (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Aggregate Exposure Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; p rovided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements that are found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from such Agent’s gross negligence or willful misconduct. The agreements in this Section 9.07 shall survive the payment of the Loans and all other amounts payable hereunder. The respective obligations of the Lenders under this Agreement are several and not joint, and no Lender shall be responsible for the failure of any other Lender to satisfy its obligations hereunder.

SECTION 9.08. Agent in Its Individual Capacity. Each Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it and with respect to any Letter of Credit issued or participated in by it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.

SECTION 9.09. Successor Administrative Agent. (a) The Administrative Agent may resign as Administrative Agent upon ten (10) days’ notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under paragraph (a) of Article VIII or paragraph (i) of Article VIII with respect to the Borrower shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers, and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers, and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is thirty (30) days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

(b) The Administrative Agent agrees that in the event it shall fail to fund its portion of any Borrowing within three (3) Business Days of the date on which it shall have been required to fund same, it shall cooperate in good faith with efforts by the Borrower to replace it with a successor administrative agent that is satisfactory to the Required Lenders and the Borrower (including resigning in connection with such replacement).

SECTION 9.10. Documentation Agents and Syndication Agent. None of the Documentation Agents or the Syndication Agent shall have any duties or responsibilities hereunder in its capacity as such.

SECTION 9.11. Certain ERISA Matters.

(a) Each Lender (x) represents and warrants, as of the date such Person becomes a Lender party hereto, and (y) covenants, from the date such Person becomes a Lender party hereto, to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments, or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE
84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub- sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE
84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of
Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further
(x) represents and warrants, as of the date such Person becomes a Lender party hereto, and (y) covenants, from the date such Person becomes a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Administrative Agent, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

(c) The Administrative Agent, and each Arranger, Syndication Agent and Documentation Agent hereby informs the Lenders that each such
Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments, this Agreement and any other Loan Documents (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing. Nothing in this Agreement or any Loan Document shall require the Administrative Agent to account to any Lender for any sum or the profit element of any sum received by the Administrative Agent for its own account.
SECTION 9.12. Borrower Communications. (a) The Administrative Agent, the Lenders and the Issuing Banks agree that the Borrower may, but shall not be obligated to, make any Borrower Communications to the Administrative Agent through an electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Borrower Portal”).

(b) Although the Approved Borrower Portal and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system), each of the Lenders, each of the Issuing Banks and the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of the Borrower that are added to the Approved Borrower Portal, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, each of the Issuing Banks and the Borrower hereby approves distribution of Borrower Communications through the Approved Borrower Portal and understands and assumes the risks of such distribution.

(c) THE APPROVED BORROWER PORTAL IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER COMMUNICATION, OR THE ADEQUACY OF THE APPROVED BORROWER PORTAL AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED BORROWER PORTAL AND THE BORROWER COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR

STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE BORROWER COMMUNICATIONS OR THE APPROVED BORROWER PORTAL. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY ARRANGER, ANY DOCUMENTATION AGENT, ANY SYNDICATION AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY ISSUING BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER’S TRANSMISSION OF BORROWER COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED BORROWER PORTAL.

“Borrower Communications” means, collectively, any Borrowing Request, Interest Election Request, notice of prepayment, notice requesting the issuance, amendment or extension of a Letter of Credit or other notice, demand, communication, information, document or other material provided by or on behalf of the Borrower pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Borrower to the Administrative Agent through an Approved Borrower Portal.

(a) Each of the Lenders, each of the Issuing Banks and the Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Borrower Communications on the Approved Borrower Portal in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

(b) Nothing herein shall prejudice the right of the Borrower to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

SECTION 9.13. Posting of Communications. (a) The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders and the Issuing Banks by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).

(b) Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, each of the Issuing Banks and the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, each of the Issuing Banks and the Borrower hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.

(c) THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND,

EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY ARRANGER, ANY DOCUMENTATION AGENT, ANY SYNDICATION AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY ISSUING BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM.

“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of the Borrower pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to this Section, including through an Approved Electronic Platform.

(d) Each Lender and each Issuing Bank agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender and Issuing Bank agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s or Issuing Bank’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.

(e) Each of the Lenders, each of the Issuing Banks and the Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

(f) Nothing herein shall prejudice the right of the Administrative Agent, any Lender or any Issuing Bank to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

ARTICLE X

MISCELLANEOUS

SECTION 10.01. Amendments and Waivers. (a) None of this Agreement, any other Loan Document, or any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.01. The Required Lenders and each Loan Party that is party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party that is party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding, deleting or modifying any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder, or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; p rovided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan or Letter of Credit, reduce the stated rate of any interest or fee payable hereunder (except (x) in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Required Lenders), and (y) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (i)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender’s Commitment, in each case without the written consent of each Lender directly affected thereby; (ii) eliminate or reduce the voting rights of any Lender under this Section 10.01 without the written consent of such Lender; (iii) reduce any percentage specified in the definition of Required Lenders, consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, or release the Guarantee Agreement or any Guarantor that is incurring, issuing or guaranteeing any debt securities or any other Material Indebtedness from its obligations under the Guarantee Agreement, in each case without the written consent of all Lenders (except for (x) the release of Freight SpinCo as contemplated by this Agreement or (y) releases of Guarantors (other than any Specified Guarantor) in connection with any transaction otherwise expressly permitted to be consummated pursuant to this Agreement, in each case, which releases, notwithstanding anything herein to the contrary, shall be governed by Section 10.14(d)); (iv) amend, modify or waive any provision of Section 2.15 without the written consent of the Lenders adversely affected thereby; (v) amend, modify or waive any provision of Article IX without the written consent of the Administrative Agent or (vi) amend, modify or waive any provision of Article III without the written consent of the Issuing Banks. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Notwithstanding anything to the contrary contained herein, as to any amendment, amendment and restatement or other modifications otherwise approved in accordance with this Section 10.01, it shall not be necessary to obtain the consent or approval of any Lender that, upon giving effect to such amendment, amendment and restatement or other modification, would have no Commitments or outstanding Loans so long as such Lender receives payment in full of the principal of and interest accrued on each Loan made by, and all other amounts owing to, such Lender or accrued for the account of such Lender under this Agreement and the other Loan Documents at the time such amendment, amendment and restatement or other modification becomes effective.

(b) Notwithstanding the foregoing, this Agreement may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent, and the Borrower (i) to add one (1) or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Loans and extensions of credit and the accrued interest and fees in respect thereof, and (ii) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.

(c) Notwithstanding anything to the contrary in the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by the Borrower and the Administrative Agent to cure any ambiguity, omission, mistake, defect or inconsistency, it being agreed that the Administrative Agent shall provide the Lenders at least five Business Days’ prior written notice of such amendment, and any such amendment shall be deemed approved by the Lenders unless the Administrative Agent shall have received, within five Business Days of the date that a draft of such amendment is provided to the Lenders, a written notice from the Required Lenders stating that the Required Lenders object to such amendment.

SECTION 10.02. Notices. (a) All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by electronic mail), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three (3) Business Days after being deposited in the mail, postage prepaid, or, in the case of electronic mail notice, when received, addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified in writing by the respective parties hereto:

Borrower:     FedEx Corporation
942 S. Shady Grove Road
Memphis, Tennessee 38120
Attention: Corporate Vice President- Corporate Development and Treasurer Telecopy: (901) 818-7343
Telephone: (901) 818-7809

with a copy to:     FedEx Corporation
942 S. Shady Grove Road
Memphis, Tennessee 38120
Attention: Staff Vice President- Securities
& Corporate Law
Telecopy: (901) 818-7170
Telephone: (901) 818-6653

Administrative Agent:     At the address separately provided to the Borrower

An Issuing Bank:     To it at the address separately provided to the Borrower

p rovided that any notice, request or demand to or upon the Administrative Agent or the Lenders shall not be effective until received.

Notices delivered through Approved Electronic Platforms or Approved Borrower Portals, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by using Approved Electronic Platforms or Approved Borrower Portals (as applicable), in each case, pursuant to procedures approved by the Administrative Agent; p rovided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. Each of the Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; p rovided that approval of such procedures may be limited to particular notices or communications.

SECTION 10.03. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent, Borrower, or any Lender, any right, remedy, power, or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. The rights, remedies, powers, and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers, and privileges provided by law.

SECTION 10.04. Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document or certificate delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder.

SECTION 10.05. Payment of Expenses and Taxes; Indemnity; Limitation of Liability; Etc.

(a) Payment of Expenses and Taxes; Indemnity: The Borrower agrees (a) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees and disbursements of counsel to the Administrative Agent as separately agreed by the Administrative Agent and the Borrower, and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Borrower prior to the Effective Date (in the case of amounts to be paid on the Effective Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Administrative Agent shall deem appropriate, (b) to pay or reimburse each Lender, the Issuing Banks and the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including the reasonable fees and disbursements of counsel to each Lender, the Issuing Banks and of counsel to the Administrative Agent, (c) to pay, indemnify, and hold each Lender, the Issuing Banks and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to stamp, excise, and other taxes, if any, that are payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement, or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender, the Agents, the Issuing Banks and the Administrative Agent and their respective officers, directors, employees, affiliates, and agents (each, an “Indemnitee”) harmless from and against any and all Liabilities with respect to the execution, delivery, enforcement, performance, and administration of and any action taken in connection with this Agreement and the other Loan Documents, including any of the foregoing relating to the payment of principal, interest, and fees, the use of proceeds of the Loans or Letters of Credit (including any refusal by the Issuing Banks to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit) or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any Guarantor or any Subsidiary or any of their respective Properties, any Environmental Liability, and the reasonable fees and expenses of legal counsel actually incurred in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document (all the foregoing in this paragraph (d), collectively, the “Indemnified Liabilities”), p rovided, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and non-appealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. Without limiting the foregoing, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to waive, all rights for contribution or any other rights of recovery with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs, and expenses of whatever kind or nature, under or related to Environmental Laws, that any of them might have by statute or otherwise against any Indemnitee.

(b) Limitation of Liability: To the extent permitted by applicable law (i) the Borrower and its Subsidiaries shall not assert, and the Borrower and its Subsidiaries hereby waive, any claim against the Administrative Agent, any Syndication Agent, any Documentation Agent and any Lender, and any Related Party of any of the foregoing Persons (each such Person being called a “Lender-Related Person”) for any Liabilities arising from the use by others of information or other materials (including, without limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet, any Approved Electronic Platform and any Approved Borrower Portal), and (ii) no party hereto shall assert, and each such party hereby waives, any Liabilities against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the transactions contemplated by this Agreement or any other Loan Document, any Loan or the use of the proceeds thereof; p rovided that, nothing in this Section 10.05(b) shall relieve the Borrower and each of its Subsidiaries of any obligation it may have to indemnify an Indemnitee, as provided in Section 10.05(a), against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

(c) Payments: All amounts due under this Section 10.05 shall be payable not later than thirty (30) days after written demand therefor, which shall set forth in reasonable detail the nature, basis and description of such Indemnified Liability. Statements payable by the Borrower pursuant to this Section 10.05 shall be submitted to FedEx Corporation, Attn: Corporate Vice President- Corporate Development and Treasurer (Telephone
No. (901) 818-7809; Telecopy No. (901) 818-7343), at the address of the Borrower set forth in Section 10.02, or to such other Person or address as may be hereafter designated by the Borrower in a written notice to the Administrative Agent. The agreements in this Section 10.05 shall survive repayment of the Loans and all other amounts payable hereunder.

SECTION 10.06. Successors and Assigns; Participations and Assignments. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Issuing Banks (including any affiliate of an Issuing Bank that issues any Letter of Credit), the Administrative Agent, all future holders of the Loans and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

(b) Any Lender other than any Conduit Lender may, without the consent of the Borrower, the Administrative Agent or the Issuing Banks, in accordance with applicable law, at any time sell to one (1) or more banks, financial institutions or other entities (each, a “Participant”) participating interests in any Loan owing to such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents, p rovided that, no Lender shall sell its participating interests to the Borrower or any Affiliate of the Borrower. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender’s obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Loan for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Loans or any fees payable hereunder, or postpone the date of the final maturity of the Loans, in each case to the extent subject to such participation. The Borrower agrees that if amounts outstanding under this Agreement and the Loans are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, p rovided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 10.07(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and 2.14 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it were a Lender; p rovided that, in the case of Sections
2.13 and 2.14, such Participant shall have complied with the requirements of said Sections as if it were a Lender (it being understood that the documentation required under Section 2.14(f) shall be delivered to the participating Lender); and p rovided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower (but without giving rise to any fiduciary obligation of any kind to the Borrower), maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); p rovided, however, that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, letters of credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, letter of credit or other obligation is in registered form under Section 5f.103-
1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender and the Issuing Banks shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for purposes of this Agreement notwithstanding any notice to the contrary.

(c) Any Lender other than any Conduit Lender (an “Assignor”) may, in accordance with applicable law, at any time and from time to time assign to any Lender (other than any Defaulting Lender) or any Lender Affiliate or, with the consent of the Borrower, each Issuing Bank and the Administrative Agent (which, in each case, shall not be unreasonably withheld or delayed), to an additional bank, financial institution or other entity (an “Assignee”) all or any part of its rights and obligations under this Agreement and the other Loan Documents pursuant to an Assignment and Acceptance, executed by such Assignee, such Assignor and any other Person whose consent is required pursuant to this paragraph, and delivered to the Administrative Agent for its acceptance and recording in the Register (as defined below); p rovided that, unless otherwise agreed by the Borrower and the Administrative Agent, no such assignment to an Assignee (other than any Lender or any Lender Affiliate) shall be in an aggregate principal amount of less than $5,000,000 and after giving effect to such assignment, such assigning Lender shall have Commitments and Loans in an aggregate amount of at least $5,000,000 as described in this sentence except in the case of an assignment of all of a Lender’s interests under this Agreement. For purposes of the proviso contained in the preceding sentence, the amount described therein shall be aggregated in respect of each Lender and its Lender Affiliates, if any. The Assignee shall purchase, at par, all Loans and pay all accrued interest and other amounts owing to such Assignor under this Agreement on or prior to the date of assignment for any assignment pursuant to Section 2.17. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and

Acceptance, have the rights and obligations of a Lender hereunder with a Commitment and/or Loans as set forth therein, and (y) the Assignor thereunder shall, to the extent provided in such Assignment and Acceptance, relinquish its rights (other than its rights under Sections 2.13, 2.14, and 10.05 to the extent any claim thereunder relates to an event arising prior to the effective date of such assignment) and be released from its obligations (other than its obligations under Section 9.07 with respect to matters arising prior to the effective date of such assignment) under this Agreement (and, in the case of an Assignment and Acceptance covering all of an Assignor’s rights and obligations under this Agreement, such Assignor shall cease to be a party hereto). Notwithstanding any provision of this Section 10.06, (i) the consent of the Borrower shall not be required for any assignment that occurs after the occurrence and during the continuance of an Event of Default, (ii) no assignment shall be made to the Borrower or any Affiliate of the Borrower and
(iii) if the consent of the Borrower is otherwise required by this paragraph with respect to any assignment of Loans or Commitments, and the Borrower has not given the Administrative Agent written notice of its objection to such assignment within ten Business Days after written notice to the Borrower, the Borrower shall be deemed to have consented to such assignment. Notwithstanding the foregoing, any Conduit Lender may assign at any time to its designating Lender hereunder without the consent of the Borrower or the Administrative Agent any or all of the Loans it may have funded hereunder and pursuant to its designation agreement and without regard to the limitations set forth in the first sentence of this Section 10.06(c).

(d) The Administrative Agent shall, on behalf of the Borrower, maintain at its address referred to in Section 10.02 a copy of each Assignment and Acceptance delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the Commitment of, and the principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, each other Loan Party, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loans and any Notes evidencing the Loans recorded therein for all purposes of this Agreement. Any assignment of any Loan, whether or not evidenced by a Note, shall be effective only upon appropriate entries with respect thereto being made in the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of a Loan evidenced by a Note shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note evidencing such Loan, accompanied by a duly executed Assignment and Acceptance, and thereupon one or more new Notes shall be issued to the designated Assignee.

(e) Upon its receipt of (x) an Assignment and Acceptance executed by an Assignor, an Assignee and any other Person whose consent is required by Section 10.06(c) or (y) to the extent applicable, an agreement incorporating an Assignment and Acceptance by reference pursuant to an Approved Electronic Platform as to which the Administrative Agent and the parties to the Assignment and Acceptance are participants, together with payment to the Administrative Agent of a registration and processing fee of $4,000, the Administrative Agent shall (i) promptly accept such Assignment and Acceptance, (ii) record the information contained therein in the Register on the effective date determined pursuant thereto, and (iii) promptly notify Borrower of its receipt of such Assignment and Acceptance.

(f) For avoidance of doubt, the parties to this Agreement acknowledge that the provisions of this Section 10.06 concerning assignments relate only to absolute assignments and that such provisions do not prohibit assignments creating security interests, including any pledge or assignment by a Lender to any Federal Reserve Bank or central bank in accordance with applicable law.

(g) The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (f) above.

(h) Each of the Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other Person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under any state bankruptcy or similar law, for one (1) year and one (1) day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; p rovided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party to this Agreement for any loss, cost, damage, or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.

SECTION 10.07. Adjustments; Set-off. (a) Except to the extent that this Agreement expressly provides for payments to be allocated to a particular Lender or to the Lenders, if any Lender (a “Benefitted Lender”) shall, at any time after the Loans and other amounts payable hereunder shall immediately become due and payable pursuant to Article VIII, receive any payment of all or part of the Obligations owing to it, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in paragraph (i) of Article VIII, or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; p rovided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

(b) In addition to any rights and remedies of the Lenders and the Lender Affiliates provided by law, if an Event of Default shall have occurred and be continuing, each Lender and Lender Affiliate shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration, or otherwise), to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured, or unmatured, at any time held or owing by such Lender or Lender Affiliate or any branch or agency thereof to or for the credit or the account of the Borrower, as the case may be. Each Lender and Lender Affiliate agrees promptly to notify the Borrower and the Administrative Agent after any such setoff and application made by such Lender or Lender Affiliate, p rovided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 10.08. Counterparts. This Agreement may be executed by one (1) or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one (1) and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement and/or any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. As used herein, “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

SECTION 10.09. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 10.10. Integration. This Agreement, the other Loan Documents, and any commitment letters or similar documents related to the Transactions, represent the entire agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations, or warranties by the Borrower, Administrative Agent, or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

SECTION 10.11. Governing Law.

(a) THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (WHETHER IN CONTRACT OR TORT OR OTHERWISE AND WHETHER AT LAW OR IN EQUITY) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

(b) Each of the Lenders and the Administrative Agent hereby irrevocably and unconditionally agrees that, notwithstanding the governing law provisions of any applicable Loan Document, any claims brought against the Administrative Agent by any Lender relating to this Agreement, any other Loan Document or the consummation or administration of the transactions contemplated hereby or thereby shall be construed in accordance with and governed by the law of the State of New York.

SECTION 10.12. Submission To Jurisdiction; Waivers. The Borrower hereby irrevocably and unconditionally:

(a) submits for itself and its Property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in New York City, Borough of Manhattan), and appellate courts from any thereof;

(b) consents that any such action or proceeding shall be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 10.02 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive, or consequential damages.

SECTION 10.13. Acknowledgements. The Borrower hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution, and delivery of this Agreement and the other Loan Documents;

(b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor;

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders;

(d) the Loan Parties have been advised that the Administrative Agent and Lenders are engaged in a broad range of transactions that may involve interests that differ from the Loan Parties’ interests and that the Administrative Agent and Lenders have no obligation to disclose such interests and transactions to the Loan Parties; and

(e) each of the Administrative Agent, each Issuing Bank or any other Lender, together with its Affiliates, in addition to providing or participating in commercial lending facilities such as that provided hereunder, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services.
SECTION 10.14. Guarantors. (a) The Guarantors as of the First Amendment Effective ~~d~~Date ~~hereof~~ are set forth on Schedule 10.14 hereto. (b) Upon any Subsidiary (other than Freight SpinCo or any of its subsidiaries in connection with the Freight Separation Indebtedness)
incurring, issuing or guaranteeing any debt securities or any other Material Indebtedness, within thirty (30) days thereafter, the Borrower shall cause such Subsidiary to execute the Guarantee Agreement pursuant to an Addendum thereto in the form of Annex I to the Guarantee Agreement, and in the case of a Significant Subsidiary, to deliver documentation, to the extent requested by the Administrative Agent, similar to that described in
Section 5.01(c) and (d) relating to the authorization for, execution and delivery of, and validity of such Significant Subsidiary’s obligations as a
Guarantor, such documentation to be in form and substance reasonably satisfactory to the Administrative Agent.

(c) The Borrower covenants and agrees with the Lenders that each Specified Guarantor is, and shall remain, an entity organized under the laws of any jurisdiction within the United States. For the avoidance of doubt, this Section 10.14(c) shall not prohibit the Freight Separation or any merger or consolidation of a Specified Guarantor; p rovided, that, in accordance with the definition of “Specified Guarantor”, any Person into which such
Specified Guarantor is merged or consolidated, or to which all or substantially all of its assets are sold, transferred or disposed (in each case, other than in connection with the Freight Separation), shall become a Specified Guarantor and be subject to the provisions of this Section 10.14(c).

(d) Notwithstanding anything to the contrary contained herein or in any other Loan Document, (i) upon the Consummation of the Freight Separation, each of Freight SpinCo and its subsidiaries, to the extent it is a Guarantor, shall be deemed to be automatically and unconditionally released and discharged from all its obligations under the Guarantee Agreement and the other Loan Documents without any further action required on the part of the Administrative Agent, any Lender or any other Person and (ii) upon the termination or release of any Guarantor (without limiting clause (i) above, other than any Specified Guarantor) from its incurrence, issuance and guarantee of any and all debt securities or any other Material Indebtedness, such Guarantor shall be deemed to be automatically and unconditionally released and discharged from all its obligations under the Guarantee Agreement without any further action required on the part of the Administrative Agent or any Lender. At the request and sole expense of the Borrower following any such release and discharge, the Administrative Agent shall execute and deliver to the Borrower such documents as the Borrower shall reasonably request to evidence such release and discharge. For the avoidance of doubt, it is agreed and understood that any release of any Specified Guarantor from its obligations under the Guarantee Agreement shall be subject to Section 10.01.

SECTION 10.15. Confidentiality. Each of the Administrative Agent, each Issuing Bank and each Lender agrees to keep confidential all Information provided to it or its Affiliates by any Loan Party or its Affiliates pursuant to this Agreement; p rovided that nothing herein shall prevent the Administrative Agent, any Issuing Bank or any Lender from disclosing any such Information (a) to the Administrative Agent, any Issuing Bank or any other Lender, (b) subject to an agreement by such Person to comply with the provisions of this Section, to any actual or prospective Transferee or any actual or prospective direct or indirect counterparty to any Hedge Agreement (or any professional advisor to such counterparty), (c) to its employees or directors, or those of its Affiliates, agents, attorneys, accountants, and other professional advisors, or any Lender Affiliates, who are made aware of the confidential requirements of this Section 10.15 and who are instructed to keep such Information confidential in accordance therewith, (d) upon the request or demand of any Governmental Authority, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if required to do so in connection with any litigation or similar proceeding, (g) that has been publicly disclosed, (h) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to Information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender, (i) in connection with the exercise of any remedy hereunder or under any other Loan Document, or (j) with the written consent of the Borrower. The provisions of this Section 10.15 shall survive any expiration or termination of this Agreement for a period of one (1) year. For the purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a non-confidential basis prior to disclosure by the Borrower and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry;
p rovided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential.

For the avoidance of doubt, nothing in this Section 10.15 shall prohibit any Person from voluntarily disclosing or providing any Information within the scope of this confidentiality provision to any governmental, regulatory or self-regulatory organization (any such entity, a “Regulatory Authority”) to the extent that any such prohibition on disclosure set forth in this Section 10.15 shall be prohibited by the laws or regulations applicable to such Regulatory Authority.

SECTION 10.16. WAIVERS OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT, AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 10.17. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively, the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received, or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

SECTION 10.18. Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

SECTION 10.19. USA Patriot Act; Beneficial Ownership Regulation.

(a) Each Lender hereby notifies the Borrower that pursuant to the requirements of the ~~USA~~ Patriot Act ~~(Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”)~~, it is required to obtain, verify and record information that identifies the Borrower and its subsidiaries, which information includes the name and business address of the Borrower, its subsidiaries and other required information that will allow such Lender to identify the Borrower and its subsidiaries in accordance with the Patriot Act, such as tax identification numbers and legal organizational documents. The Borrower and its subsidiaries shall promptly provide such information upon request by any Lender.

(b) Promptly following any request therefor, the Borrower shall provide information and documentation reasonably requested by the
Administrative Agent or any Lender for purposes of compliance with the Beneficial Ownership Regulation.

In connection therewith, each Lender hereby agrees that such information shall be covered by the confidentiality provisions set forth in Section 10.15 hereof.

SECTION 10.20. Judgment Currency.

(a) The Loan Parties’ obligations hereunder and under the other Loan Documents to make payments in Dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than Dollars, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent, the respective Lender or Issuing Bank of the full amount of Dollars expressed to be payable to the Administrative Agent or such Lender or Issuing Bank under this Agreement or the other Loan Documents. If, for the purpose of obtaining or enforcing judgment against any Loan Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than Dollars (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in Dollars, the conversion shall be made at the Dollar Equivalent determined as of the Business Day immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the “Judgment Currency Conversion Date”).

(b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Loan Parties shall pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of Dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

(c) For purposes of determining the Dollar Equivalent or any other rate of exchange for this Section 10.20, such amounts shall include any premium and costs payable in connection with the purchase of Dollars.

SECTION 10.21. Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b) the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability;
(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable
Resolution Authority.

[~~Balance of~~Signature Pages Intentionally ~~Blank~~Omitted]

Exhibit B

Amended and Restated Schedule 10.14

[Attached]

SCHEDULE 10.14

SUBSIDIARY GUARANTORS

Federal Express Corporation

Federal Express Europe, Inc.

Federal Express Holdings S.A., LLC Federal Express International, Inc. FedEx Freight, Inc.
FedEx Office and Print Services, Inc.